                                                                    Exhibit 10.3

                         RECEIVABLES FINANCING AGREEMENT

                         Dated as of September 21, 2004

                                      Among

                               RITE AID FUNDING II
                                 as the Borrower
                                 ---------------

                                       and

                                   CAFCO, LLC,
                       JUPITER SECURITIZATION CORPORATION
                                       and
                      BLUE RIDGE ASSET FUNDING CORPORATION
                                as the Investors
                                ----------------

                                       and

                                 CITIBANK, N.A.,
                                  BANK ONE, NA
                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                    as Banks
                                    --------

                                       and

                          CITICORP NORTH AMERICA, INC.
                              as the Program Agent
                              --------------------

                                       and

                          CITICORP NORTH AMERICA, INC.,
                                  BANK ONE, NA
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                               as Investor Agents
                               ------------------

                                       and

                         RITE AID HDQTRS. FUNDING, INC.
                               as Collection Agent
                               -------------------

                                       and

                    Each of the Parties named on Schedule III
                              hereto as Originators
                              ---------------------

                                       and

                               JPMORGAN CHASE BANK
                                   as Trustee
                                   ----------

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                      SECTION 2.09.          Additional Yield on Advances Bearing a

                      SECTION 2.16.          Use of Proceeds; Security Interest in Collateral

                      SECTION 4.02.          Representations and Warranties of the Collection

                      SECTION 5.02.          Covenant of the Borrower, the Collection Agent
                                             and the Originators.................................................65

                                       -i-

                                                                                                               Page
                                                                                                               ----

ARTICLE VI            ADMINISTRATION AND COLLECTION

                      SECTION 6.06.          Covenants of the Collection Agent and each

                      SECTION 6.09.          Establishment of Collateral Advance Account and
                                             Deposit Accounts....................................................72
                      SECTION 6.10.          Establishment of Trustee's Account and Cure

                                      -ii-

                                                                                                               Page
                                                                                                               ----

                      SECTION 11.05.         No Proceedings; Waiver of Consequential

                      SECTION 12.03.         Trustee Not Liable for Recitals in Certificates or

                                      -iii-

                                             SCHEDULES

SCHEDULE I            -        Deposit Banks and Account Banks
SCHEDULE II           -        Credit and Collection Policy
SCHEDULE III          -        Addresses
SCHEDULE IV           -        Months
SCHEDULE V            -        Material Litigation
SCHEDULE VI           -        Other Financing Statements
SCHEDULE VII          -        Trustee Accounts
SCHEDULE VIII         -        Special Concentration Limits

                                              ANNEXES

ANNEX A               -        Form of Daily Report
ANNEX A-1             -        Form of Borrower Report
ANNEX A-2             -        Form of Interim Report
ANNEX B               -        Form of Deposit Account Agreement
ANNEX C               -        [Intentionally Omitted]
ANNEX D               -        Assignment and Acceptance
ANNEX E               -        Form of Funds Transfer Letter
ANNEX F               -        Form of Note
ANNEX G-1             -        Form of Parent Undertaking (Collection Agent)
ANNEX G-2             -        Form of Parent Undertaking (Originators)
ANNEX H               -        Applicable Margin
ANNEX I               -        Business Associate Addendum
ANNEX J               -        Form of Determination Date Certificate
ANNEX K               -        Service Provider Addendum

                                      -iv-

                                   RECEIVABLES
                               FINANCING AGREEMENT

                         Dated as of September 21, 2004

          RITE AID FUNDING II, a Cayman Islands exempted company incorporated with limited liability (the "Borrower"), CAFCO, LLC, a Delaware limited liability company, as an Investor (as defined herein), JUPITER SECURITIZATION
CORPORATION, a Delaware corporation, as an Investor, BLUE RIDGE ASSET FUNDING
CORPORATION, a Delaware corporation, as an Investor, CITIBANK, N.A., as a Bank
(as defined herein), BANK ONE, NA, as a Bank and an Investor Agent, WACHOVIA
BANK, NATIONAL ASSOCIATION, as a Bank and an Investor Agent (as defined herein),
CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as program agent
(the "Program Agent") for the Investors and the Banks and as an Investor Agent,
RITE AID HDQTRS. FUNDING, INC., a Delaware corporation, as Collection Agent, each of the parties named on Schedule III hereto as Originators and JPMORGAN
CHASE BANK, as Trustee, agree as follows:

          PRELIMINARY STATEMENT. The Borrower has acquired, and may continue to acquire, Receivables (as hereinafter defined) and Participation Interests (as hereinafter defined) from Cayman SPE I (as hereinafter defined), either by purchase or by contribution to the capital of the Borrower, as determined from time to time by the Borrower and Cayman SPE I. The Borrower wishes to obtain loans from the Investors or the Banks which will be secured by the Receivables and Participation Interests. The Investors may, in their respective sole discretion, make such loans, and the Banks are prepared to make such loans, in each case on the terms set forth herein. Accordingly, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Bank" has the meaning specified in the definition of
"Governmental Entity Receivables Agreement."

          "Adjusted Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the
Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

          "Advance" has the meaning specified in Section 2.01(a).

          "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

          "Affected Person" has the meaning specified in Section 2.08(a).

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Affiliated Obligor" means any Obligor that is an Affiliate of another
Obligor.

          "Agent" means the Program Agent or any Investor Agent and "Agents"
means, collectively, the Program Agent and the Investor Agents.

          "Alternate Base Rate" means (a) for each Bank or Investor in the Group which includes CAFCO, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

               (i) the rate of interest announced publicly by Citibank in New
          York, New York, from time to time as Citibank's base rate; and

               (ii) 1/2 of one percent above the Federal Funds Rate.

          (b) for each Bank or Investor in the Group which includes Jupiter, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

               (i) the rate of interest per annum publicly announced from time to time by Bank One as its "prime rate" (the "prime rate" is a rate set by Bank One based upon various factors including Bank One's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the
          "prime rate" announced by Bank One shall take effect at the opening of business on the day specified in the public announcement of such change; and

               (ii) 1/2 of one percent above the Federal Funds Rate;

          (c) for each Bank or Investor in the Group which includes Blue Ridge, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

               (i) a rate per annum equal to the prime rate of interest
          announced from time to time by Wachovia or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes; and

                                        2

               (ii) 1/2 of one percent above the Federal Funds Rate.

          "Amortization Period" means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility
Termination Date and the date on which no Obligations shall be outstanding.

          "Applicable Margin" means, at any time, the percentage determined pursuant to Annex H.

          "Asset Purchase Agreement" means (a) in the case of any Bank other than Citibank, Bank One and Wachovia, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of Citibank, Bank One and
Wachovia, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Advances, in each case as amended or modified from time to time.

          "Assignee Rate" for any Fixed Period for any Rate Tranche means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus the Applicable Margin; provided, however, that in case of:

               (i) any Fixed Period on or prior to the first day of which an
          Investor or Bank shall have notified the Program Agent and each
          Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Rate Tranche at the
          Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist),

               (ii) any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the
          Eurodollar Rate (a) that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days) or (b) that is the initial Fixed Period following the sale by an Investor to its Related Banks of its interest in Advances pursuant to an Asset Purchase Agreement,

               (iii) any Fixed Period as to which the Program Agent and each
          Investor Agent does not receive notice, by no later than 12:00 noon
          (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Rate Tranche will not be funded by CAFCO, Jupiter and Blue Ridge through the issuance of Promissory
          Notes or commercial paper, as the case may be, or

                                        3

               (iv) any Fixed Period for a Rate Tranche the Principal of which allocated to the Investors or the Banks is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to 0.75% per annum above the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agents and the Borrower may agree in writing from time to time upon a different "Assignee Rate".

          "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank's Investor
Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

          "Bank Commitment" of any Bank means, (a) with respect to Citibank,
$175,000,000 or such amount as reduced or increased by any Assignment and
Acceptance entered into among Citibank, another Bank, the Investor Agent for
Citibank and the Program Agent, (b) with respect to Bank One, $125,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Bank One, another Bank, the Investor Agent for Bank One and the
Program Agent, (c) with respect to Wachovia, $100,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among
Wachovia, another Bank, the Investor Agent for Wachovia and the Program Agent or
(d) with respect to a Bank (other than Citibank, Bank One or Wachovia) that has entered into an Assignment and Acceptance, the amount set forth therein as such
Bank's Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible
Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Facility Amount pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

          "Bank One" means Bank One, NA (Main Chicago Office), a national banking association, its successors and assigns.

          "Banks" means Citibank, Bank One, Wachovia and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

          "Base Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

          "Beneficiary" means, as of any date, the Investors, the Banks, the
Investor Agents, the Program Agent and the Trustee.

          "Blue Ridge" means Blue Ridge Asset Funding Corporation and any successor or assign of Blue Ridge that is a receivables investment company administered by the same investor agent which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                                        4

          "Borrower Report" means a report in substantially the form of Annex
A-1 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g).

          "Borrower's Account" means the account in the name of the Borrower, designated pursuant to the Funds Transfer Letter.

          "Borrowing Base" means, at any time, an amount computed as

                    NRPB - (YFR + LR + DR + CR)

               where:

                    NRPB =  the Net Receivables Pool Balance at the time of
                            computation.

                    YFR  =  the Yield and Fee Reserve at the time of
                            computation.

                    LR   =  the Loss Reserve at the time of computation.

                    DR   =  the Dilution Reserve at the time of computation.

                    CR   =  the Commingling Reserve at the time of computation.

          "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, Chicago, Illinois and Atlanta, Georgia and
(ii) if this definition of "Business Day" is utilized in connection with the
Eurodollar Rate, dealings are carried out in the London interbank market.

          "CAFCO" means CAFCO, LLC and any successor or assign of CAFCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

          "Capital Lease Obligation" of any Person means the obligations of such
Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Collateral" has the meaning specified in Section 2.16(b).

                                        5

          "Cash Secured Advance" means, in respect of any Bank, without duplication, the aggregate amount of the proceeds (a) (i) of the advance, if any, made by such Bank pursuant to Section 2.01(c) and (ii) of such Bank's
Ratable Share of any applications of Collections of Receivables and Participated
Receivables during the Term Period for such Bank's Group to reduce the Principal in respect of any Advance by such Bank hereunder and (b) on deposit at such time in the Collateral Advance Account (including any such proceeds invested by the
Trustee at such time in Eligible Investments pursuant to Section 6.09(a)), it being understood that the amount of such Bank's Cash Secured Advance shall be decreased by such Bank's Ratable Share of the funds paid from time to time from the Collateral Advance Account to the Borrower in connection with an Advance from time to time during the Term Period for such Bank's Group.

          "Cash Secured Advance Commencement Date" means, with respect to any
Group, the same day as the Term-Out Bank Purchase Date for such Group, provided that the Cash Secured Advance Commencement Date shall occur if, but only if, the
Termination Date for all Rate Tranches held by members of such Group shall not have occurred on or prior to such date.

          "Cayman SPE I" means Rite Aid Funding I, a Cayman Islands exempted company incorporated with limited liability, incorporated on August 11, 2004 under the name Cayman Resources (21) Ltd. (registration no. 138720).

          "CHAMPUS" means the Civilian Health and Medical Program of the
Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human
Services and Transportation and established pursuant to 10 U.S.C. ss.ss.
1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. ss.ss.
1071-1106 or elsewhere) affecting CHAMPUS and (b) all rules, regulations
(including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the
Department of Transportation, the Assistant Secretary of Defense (Health
Affairs) and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case, as amended, supplemented or otherwise modified from time to time.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the
SEC thereunder as in effect on the effective date of this Agreement), other than
Green Equity Investors III, L.P. and its Affiliates, of 30% or more of the outstanding shares of common stock of the Parent; (b) at the end of any period of 12 consecutive calendar months, the occupation of a majority of the seats on the board of directors of the Parent by Persons who were not members of the board of directors of the Parent on the first day of such period; or (c) the occurrence of a "Change of Control", as defined in any Indenture or other agreement that governs the terms of any Material Debt.

                                        6

          "Citibank" means Citibank, N.A., a national banking association, its successors and assigns.

          "CMS" means Centers for Medicare & Medicaid Services of the Department
of Health and Human Services, and any successor agency.

          "CNAI" has the meaning specified in the introductory paragraph hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" has the meaning specified in Section 2.11.

          "Collateral Advance Account" means the collateral deposit/securities account no. 304 265 233 in the name of the Borrower maintained with the Trustee, and under the control of the Program Agent for the ratable benefit of the
Term-Out Banks.

          "Collateral Advance Account Bank" has the meaning specified in Section
6.09(a)(i).

          "Collateral Advance Account Direction" has the meaning specified in
Section 6.09(a)(ii).

          "Collection Agent" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Receivables and Participated
Receivables.

          "Collection Agent Default" means (a) proceeding of the type described in Section 7.01(g) instituted by or against the Collection Agent (without giving effect to any grace period provided therein), (b) the failure of the Collection
Agent to pay or deposit any amounts or perform any duties required of it under this Agreement (after giving effect to any grace period provided in Section
7.01(a)), or (c) the occurrence of any other Event of Termination with respect to the Collection Agent under this Agreement or any other Transaction Document which specifically refers to the Collection Agent.

          "Collection Agent Fee" has the meaning specified in Section 2.05(a).

          "Collection Agent Fee Percentage" means, on any date, an amount equal to:

                         (CAF x RTD)
                         -----------
                             360
                where:

                CAF  =   the percentage per annum used in the calculation of
                         the Collection Agent Fee in effect on such date

                                        7

                RTD  =   the highest three-month rolling average Receivable
                         Turnover Days as calculated as of the last day of the
                         12 most recently ended Months.

          "Collection Delay Period" means 10 days or such other number of days as the Program Agent may reasonably select upon three Business Days' notice to the Borrower, based on changes in past collection patterns.

          "Collections" means, with respect to any Receivable or Participated
Receivable, all cash collections and other cash proceeds of such Receivable or
Participated Receivable, including, without limitation, all cash proceeds of
Related Security with respect to such Receivable or Participated Receivable, and any Collection of such Receivable or Participated Receivable deemed to have been received pursuant to Section 2.04.

          "Commingling Reserve" means, on any date, the sum of:

          (i)    MDC times the sum of (A) 20%, plus (B) the lesser of (1) 8% and
                 (2) the result obtained by dividing the aggregate Collections on account of Receivables deposited in the Governmental Entity
                 Receivables Account over the last 30 days by the aggregate
                 Collections over the last 30 days, expressed as a percentage.

    plus  (ii)   On any date from the date which is 76 days from the date of this Agreement to a date which is 120 days after the date of this Agreement, and on which CA/C is less than 0.75:

                        ((75% x C) - CA) x 2
                        --------------------
                                 30

    plus  (iii)  On any date from and after the date which is 121 days after the date of this Agreement, and on which CA/C is less than 0.90:

                        ((90% x C) - CA) x 2
                        --------------------
                                 30

                 where:

                 MDC  =   an amount equal to the result obtained by dividing (a)
                          the highest aggregate Collections received in any
                          Month during the twelve most recently ended Months by
                          (b) 30.

                 C    =   aggregate Collections on accounts.

                                        8

                 CA   =   aggregate Collections on account of Receivables
                          whose Obligors are over the last 30 days.

          "Commitment Termination Date" means the earliest of (a) September 20,
2005, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request, made not more than 45 days prior to the then Commitment Termination Date, each Investor and, with respect to each such
Investor, one or more of its Related Banks which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to such Investor's Investor Facility Amount to be in effect immediately after giving effect to such extension, shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Commitment
Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination
Date; provided, however, that any failure of any Investor or Bank to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date (provided that if the
Facility Termination Date shall occur solely under clause (d) of such defined term, the Commitment Termination Date shall occur only with respect to the
Investor and Banks for which such Facility Termination Date occurred under clause (d)), (c) the date determined pursuant to Section 7.01, and (d) the date the Facility Amount permanently reduces to zero pursuant to Section 2.01(b);
provided, however, that if, and only if, there shall have occurred a Cash
Secured Advance Commencement Date for any Group, the Commitment Termination Date
for such Group shall mean the earliest of September 18, 2007 and the dates referenced in the preceding clauses (c) and (d).

          "Concentration Limit" for any Obligor means at any time 4.25% ("Normal
Concentration Limit"), or such other higher amount ("Special Concentration
Limit"), for such Obligor designated on Schedule VIII hereto and, after the date of this Agreement designated by the Program Agent and each Investor Agent in a writing delivered to the Borrower; provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such
Obligor and such Affiliated Obligor are one Obligor; provided further that the
Program Agent or any Investor Agent may reduce or cancel, or all the Agents may increase, any Special Concentration Limit upon three Business Days' notice to the Borrower (with a copy to each of the other Agents).

          "Contract" means an agreement between any Originator and a Person, or between a PBM and a Contract Payor, pursuant to or under which such Person or
Contract Payor shall be obligated to pay for pharmaceutical merchandise sold by such Originator or its Affiliates from time to time.

          "Contract Payor" means a Person who is required under its agreement with a PBM to make payments to such PBM who, in turn, pays such amounts to an
Originator on such Person's behalf.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at JPMorgan Chase Bank, 4 New York

                                        9

Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust
Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Borrower, the Collection Agent, the
Investor Agents and the Program Agent.

          "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial
Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled
Commercial Paper, minus (v) any payment received on such day net of expenses in respect of the Liquidation Fee related to the prepayment of the Principal amount of any Advance of Jupiter or Blue Ridge, as the case may be, pursuant to the terms of any receivable purchase facilities funded substantially with Pooled
Commercial Paper. In addition to the foregoing costs, if the Borrower shall request any Advance after the initial Advance under this Agreement during any period of time determined by the relevant Investor Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the
Principal associated with any such Advance shall, during such period, be deemed to be funded by Jupiter or Blue Ridge, as the case may be, in a special pool
(which may include capital associated with other receivable purchase facilities)
for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Principal.

          "CP Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Investor Rate.

          "Credit Agreement" means that certain Credit Agreement dated as of
June 27, 2001, as amended and restated as of September 22, 2004, among Rite Aid
Corporation, a Delaware corporation, the Lenders party thereto, Citicorp North
America, Inc., as Administrative Agent and Collateral Processing Co-Agent, and
JPMorgan Chase Bank, as Syndication Agent and Collateral Processing Co-Agent,
and Fleet Retail Finance Inc., as Documentation Agent and Collateral Agent, as
the same may be amended, modified or restated from time to time.

          "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrower and the Originators in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

          "Cure Account" has the meaning specified in Section 6.10(b).

          "Cure Funds" means Collections which, from time to time, are deposited into the Cure Account.

          "Cure Period" means the period beginning on and including a Pool
Non-compliance Date and ending on but excluding the earlier of (a) the first
Business Day

                                       10

thereafter on which the Borrowing Base equals or exceeds the Facility Principal and (b) the second consecutive Business Day following the occurrence of such
Pool Non-compliance Date.

          "Daily Report" means an Officer's Certificate of the Collection Agent substantially in the form of Annex A hereto.

          "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such
Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person,
(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The
Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent of the terms of such Debt provide that such Person is not liable therefor.

          "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Month by dividing (i) the aggregate Outstanding
Balance of all Originator Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the applicable Originator or the Borrower during such
Month by (ii) the aggregate Outstanding Balance of all Originator Receivables on
such day.

          "Defaulted Participation Interest" means a Participation Interest in an Originator Receivable which is a Defaulted Receivable.

          "Defaulted Receivable" means an Originator Receivable:

               (i) as to which any payment, or part thereof, remains unpaid for
          121 or more days from the original date of service relating to such
          Originator Receivable;

               (ii) as to which the Obligor thereof or any other Person
          obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

               (iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator's or the Borrower's books as uncollectible; or

                                       11

               (iv) as to which the applicable Originator or the Borrower has
          (or consistent with the Credit and Collection Policy should have)
          established a specific reserve for non-payment.

          "Delinquency Ratio" means the ratio (expressed as a percentage)
computed as of the last day of each Month by dividing (i) the aggregate
Outstanding Balance of all Originator Receivables that were Delinquent
Receivables on such day by (ii) the aggregate Outstanding Balance of all
Originator Receivables on such day.

          "Delinquent Participation Interest" means a Participation Interest in an Originator Receivable which is a Delinquent Receivable.

          "Delinquent Receivable" means an Originator Receivable that is not a
Defaulted Receivable and:

               (i) as to which any payment, or part thereof, remains unpaid for
          31 or more days from the original date of service relating to such
          Originator Receivable; or

               (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator or the Borrower.

          "Deposit Account" means an account maintained at a Deposit Bank into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more related Lock-Boxes by Obligors (other than the
Contract Payors paying a PBM) and/or (ii) Collections in the form of electronic funds transfers and other items are paid directly by Obligors (other than the
Contract Payors paying a PBM) and (iii) which is subject to a Deposit Account
Agreement.

          "Deposit Account Agreement" means an agreement, in substantially the form of Annex B, providing for control by the Program Agent over one or more
Deposit Accounts and associated Lock-Boxes.

          "Deposit Bank" means any of the banks holding one or more Deposit
Accounts.

          "Deposit Date" means each Business Day on which any Collections are deposited in the Trustee's Account.

          "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon three
Business Days' notice by any Investor Agent to the Borrower, the Program Agent
and the other Investor Agents.

          "Determination Date" means the seventh Business Day after the end of each Month; provided that if an Event of Termination has occurred and is continuing, any Agent or the Borrower may designate more frequent Determination
Dates.

                                       12

          "Determination Date Certificate" means, with respect to each
Determination Date, the certificate(s) prepared by the Collection Agent (or, following a Collection Agent Default, the Program Agent) for such Determination
Date as of the end of the most recently completed Month (or such shorter period after the occurrence and during the continuance of an Event of Termination as any Agent or the Borrower may designate), substantially in the form of Annex J hereto.

          "Diluted Participation Interest" means a Participation Interest in an
Originator Receivable which is a Diluted Receivable.

          "Diluted Receivable" means that portion (and only that portion) of any
Originator Receivable which is either (a) reduced or canceled as a result of (i)
any defective, rejected or returned merchandise or services or any failure by an
Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the
Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted
Receivables are calculated assuming that all chargebacks are resolved in the
Obligor's favor.

          "Dilution Horizon Factor" means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator
Receivables created by the Originators during the two most recently ended Months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted
Receivables) less unapplied cash and credit memos as at the last day of the most recently ended Month; or such other formula as the Program Agent may from time to time provide to the Collection Agent in writing based upon the results of a review conducted by or on behalf of the Program Agent.

          "Dilution Percentage" means, as of any date, the greater of (a) the product of (i) the sum of (A) the product of (X) two, multiplied by (Y) the average of the Dilution Ratios for each of the twelve most recently ended
Months, plus (B) the Dilution Volatility Ratio as at the last day of the most recently ended Month, multiplied by (ii) the Dilution Horizon Factor as of such date and (b) 7.5%.

          "Dilution Ratio" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended Month, by dividing (i) the aggregate amount of Originator Receivables which became Diluted Receivables during such Month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the second
Month immediately preceding such Month.

                                       13

          "Dilution Reserve" means, on any date, an amount equal to:

                           DP x NRPB

               where:

                    DP      =   the Dilution Percentage on such date.

                    NRPB    =   the Net Receivables Pool Balance on such date.

          "Dilution Volatility Ratio" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Three Month
Average Dilution Ratios calculated for each of the twelve most recently ended
Months minus the average of the Dilution Ratios for each of the twelve most recently ended Months, and (b) a ratio calculated by dividing the highest of the
Three Month Average Dilution Ratios calculated for each of the twelve most recently ended Months by the average of the Dilution Ratios for each of the twelve most recently ended Months.

          "Distribution Date" means the second Business Day after each
Determination Date.

          "Effective Date Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between the Parent and Harris Trust and Savings
Bank, as trustee, (b) the Indenture dated as of August 1, 1993, between the
Parent and Morgan Guaranty Trust Company of New York, as trustee, (c) the
Indenture dated as of September 10, 1997, between the Parent and Harris Trust and Savings Bank, as trustee and (d) the Indenture dated as of September 22,
1998, between the Parent and Harris Trust and Savings Bank, as trustee.

          "E-Mail Report" has the meaning specified in Section 6.02(g).

          "Eligible Assignee" means (a) with respect to the Group which includes
CAFCO, (i) CNAI or any of its Affiliates, (ii) any Person managed by Citibank,
CNAI or any of their Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group, (b) with respect to the Group which includes Jupiter, (i) Bank One or any of its Affiliates, (ii) any Person
managed by Bank One or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and (c) with respect to the Group which includes Blue Ridge, (i) Wachovia or any of its Affiliates,
(ii) any Person managed by Wachovia or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group, it being understood and agreed that in the case of clauses (a)(iii), (b)(iii)
and (c)(iii) above, the relevant financial or other institution must also be approved by the Borrower (which approval by the Borrower shall not be unreasonably withheld or delayed and shall not be required if an Event of
Termination or an Incipient Event of Termination has occurred and is continuing).

          "Eligible Institution" means a depository institution organized under the laws of the United States of America or any state thereof or the District of
Columbia (or any domestic

                                       14

branch of a foreign bank authorized under any such laws), (a) whose senior long-term unsecured debt obligations are rated at least A- or better by Standard
& Poor's and A3 or better by Moody's, and (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section
9.10(b), if applicable, and (c) which has a combined capital and surplus of at least $100,000,000.

          "Eligible Investments" means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Trustee, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee)
which evidence:

          (a) readily marketable direct obligations of the Government of the
     United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United
     States;

          (b) insured demand deposits, time deposits or certificates of deposit of any commercial bank that (i) is a member of the Federal Reserve System,
     (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United
     States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;

          (c) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;

          (d) commercial paper (maturing no later than the Business Day prior to the first Distribution Date following the date of purchase) having, at the time of the investment or contractual commitment to invest therein, the highest short-term rating from each of S&P and Moody's;

          (e) investments in no-load money market funds having a rating from each rating agency rating such fund in its highest investment category
     (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor).

          "Eligible Participated Receivable" means a Participated Receivable that satisfies each of paragraphs (i) through (xxi) of the definition of
Eligible Receivable subject to each reference therein to "Receivable" being deemed to be a reference to "Participated Receivable".

          "Eligible Participation Interest" means a Participation Interest with respect to which the related Participated Receivable is an Eligible Participated
Receivable.

          "Eligible Receivable" means, at any time, a Receivable:

               (i) the Obligor of which is a United States resident, is not an
          Affiliate of the Parent, and is not a Governmental Entity, except to the extent payment of

                                       15

          such Receivable is governed under the Social Security Act (42 U.S.C.
          ss. 1395, et seq.), including payments under Medicaid and CHAMPUS or regulated by CMS;

               (ii) the Obligor of which, at the later of the date of this
          Agreement and the date such Receivable is created, is a Designated
          Obligor;

               (iii) which is not a Defaulted Receivable;

               (iv) the Obligor of which is not the Obligor of any Defaulted
          Receivables which in the aggregate constitute 50% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

               (v) which has been billed and, according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor;

               (vi) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of
          Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

               (vii) which is an "account" or a "payment intangible" within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the security interest created by this
          Agreement in the Receivables;

               (viii) which is denominated and payable only in United States dollars in the United States;

               (ix) which arises under a Contract which, together with such
          Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor and except with respect to adjudication fees charged by any relevant PBM) and is not settled on a net basis;

               (x) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Borrower, any Originator, the Collection Agent or the
          Obligor is in violation of any such law, rule or regulation in any material respect;

                                       16

               (xi) which arises under a Contract (other than a Contract with respect to which the related Obligor is a Governmental Entity) which
          (A) does not contain an enforceable provision requiring the Obligor thereunder to consent to the transfer, sale or assignment of the
          Obligor's payment obligation by the Originator pursuant to the
          Originator Purchase Agreement, and (B) if such Contract is between a
          PBM and a Contract Payor, does not contain any enforceable provision prohibiting the transfer, sale or assignment of such Contract Payor's payment obligation to the applicable Originator;

               (xii) which was generated in the ordinary course of the
          applicable Originator's business;

               (xiii) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by
          Section 6.02(c));

               (xiv) the transfer, sale or assignment of which in accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

               (xv) which (A) satisfies all applicable requirements of the
          Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Program Agent or any Investor Agent may from time to time reasonably specify to the Borrower upon 30 days' notice
          (with a copy of such notice to the other Agents);

               (xvi) as to which, at or prior to the later of the date of this
          Agreement and the date such Receivable is created, an Investor Agent has not notified the Borrower that such Receivable (or class of
          Receivables) is no longer reasonably acceptable for lending against hereunder by the Investor or any Bank for which such Investor Agent is acting as Investor Agent;

               (xvii) as to which the applicable Originator has satisfied and fully performed all obligations required to be fulfilled by it;

               (xviii) as to which the applicable Originator has, or has the right to use, valid provider identification numbers and licenses to generate valid Receivables and all information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct;

               (xix) as to which the applicable Originator has, or has the right to use, valid provider identification numbers and licenses to generate reports with respect to such Receivable required by the applicable state agency or other CMS-designated agents or agents of such state agency;

               (xx) which is not a Medicare Receivable; and

                                       17

               (xxi) which does not arise from a sale by the applicable
          Originator from a store located in Hawaii, Illinois, Minnesota,
          Montana or New Mexico, unless the Borrower shall have furnished the
          Agents with an opinion of local counsel, or other evidence satisfactory to them, to the effect that the transfer, sale and assignment of Receivables and Participation Interests in accordance with the Transaction Documents from a store located in such state does not violate any provision of law of such state.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any
liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the
Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
Regulation D of the Board of Governors of the Federal Reserve System, as in
effect from time to time.

          "Eurodollar Rate" means, for any Fixed Period for any Eurodollar Rate
Tranche, an interest rate per annum equal to the rate per annum appearing on
Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Program Agent from time to time for purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such

                                       18

Fixed Period, as the rate for dollar purchases with a maturity comparable to such Fixed Period. In the event such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Rate Tranche for such Fixed Period shall be the rate rounded upwards, if necessary, to the next 1/100 of 1% at which dollar deposits of $5,000,000 and for a maturity comparable to such Fixed Period are offered by the principal office of Citibank,
Bank One or Wachovia (based on whether such Eurodollar Rate Tranche is funded by a member of the Group which includes CNAI, Bank One or Wachovia as its Investor
Agent, respectively) in London, England in immediately available funds in the
London interbank market at 11:00 A.M. (London Time) two Business Days before the commencement of such Fixed Period.

          "Eurodollar Rate Reserve Percentage" of any Investor or Bank for any
Eurodollar Rate Tranche means the reserve percentage applicable two Business
Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any
successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined)
having a term equal to such Fixed Period.

          "Eurodollar Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Eurodollar
Rate.

          "Event of Termination" has the meaning specified in Section 7.01.

          "Excess Interest" means, in respect of Cash Secured Advances at any time, the excess of (i) the aggregate unpaid accrued interest on the Cash
Secured Advances at such time over (ii) the aggregate interest and dividends received by the Trustee in respect of the Cash Collateral and available for withdrawal from the Collateral Advance Account at such time.

          "Expense Amount" means, with respect to any Fixed Period, an annual amount as agreed to from time to time between the Trustee and the Program Agent, and initially approximately $25,000 (constituting the Trustee's accrued and unpaid expenses under Section 12.05(b) entitled to priority reimbursement).

          "Facility Amount" means $400,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b). In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Facility Amount shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date). References to the unused portion of the Facility Amount shall mean, at any time, the Facility
Amount, as then reduced pursuant to Section 2.01(b), minus the then Facility
Principal under this Agreement.

                                       19

          "Facility Principal" means, at any time, the aggregate outstanding
Principal of Advances under this Agreement.

          "Facility Termination Date" means the earliest of (a) September 18,
2007 or (b) the date determined pursuant to Section 7.01 or (c) the date the
Facility Amount permanently reduces to zero pursuant to Section 2.01(b) or (d)
the date (which shall correspond to the date in clause (a) of the definition of
Commitment Termination Date as in effect from time to time) the Asset Purchase
Agreement of any Bank expires without being renewed or replaced (provided that, under this clause (d), the Facility Termination Date shall occur solely with respect to the Investors and Banks in such Bank's Group).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve
Bank of New York, or, if such rate is not so published for any day which is a
Business Day, the average (rounded upwards, if necessary, to the next 1/100 of
1%) of the quotations for such day on such transactions received by the relevant
Investor Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Agreement" has the meaning specified in Section 2.05(b).

          "Fees" has the meaning specified in Section 2.05(b).

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting or controller of the relevant Person.

          "Fixed Period" means, with respect to any Rate Tranche:

          (a) in the case of any Fixed Period for any CP Rate Tranche or Base
     Rate Tranche, the period commencing on the date of this Agreement and ending on the last day of the Month in which this Agreement is executed and thereafter a period from the first day of each Month to the last day of such Month; and

          (b) in the case of any Fixed Period for any Eurodollar Rate Tranche, each successive period commencing on the date of this Agreement and ending on the first Distribution Date after such date, and, thereafter, a period from each Distribution Date to the next succeeding Distribution Date;
     provided, however, that the initial Eurodollar Rate Tranche Fixed Period following the sale by an Investor to its Related Bank of its interest in
     Advances pursuant to an Asset Purchase Agreement shall commence on the third Business Day following such sale and end on the next succeeding
     Distribution Date.

          "Funds Transfer Letter" means a letter in substantially the form of
Annex E hereto executed and delivered by the Borrower to the Program Agent and the Investor Agents, as the same may be amended or restated in accordance with the terms thereof.

                                       20

          "GAAP" means generally accepted accounting principles in the United
States.

          "Government Receivable" means any Originator Receivable with respect to which the Obligor is a Governmental Entity.

          "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the
United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42
U.S.C. ss. 1395, et seq.), including payments under Medicare, Medicaid and
CHAMPUS, and payments administered or regulated by CMS.

          "Governmental Entity Receivables Account Notice" means a notice contained in a Governmental Entity Receivables Agreement pursuant to which an
Affiliate of the Parent gives revocable standing instructions to the Account
Bank to sweep funds on a daily basis from the Governmental Entity Receivables
Account to the Trustee's Account.

          "Governmental Entity Receivables Agreement" means an agreement between a bank (an "Account Bank") and one or more Originators or Affiliates of the
Parent with respect to one or more accounts (each, a "Governmental Entity
Receivables Account") or associated Lock- Boxes into which Collections on account of Government Receivables are deposited or remitted and which is subject to a Governmental Entity Receivables Account Notice.

          "Group" means (a) with respect to CAFCO, its Investor Agent, its
Related Banks and CAFCO, (b) with respect to Jupiter, its Investor Agent, its
Related Banks and Jupiter and (c) with respect to Blue Ridge, its Investor
Agent, its Related Banks and Blue Ridge.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any Person (the
"primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of)
any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such
Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hedging Agreement" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap

                                       21

transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "HQ" means Rite Aid Hdqtrs. Funding, Inc., a Delaware corporation.

          "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

          "Indemnified Party" has the meaning specified in Section 10.01.

          "Indentures" means, collectively, the Effective Date Indentures and the Restatement Date Indentures.

          "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of September 21, 2004 by and among the Program Agent, Cayman SPE I, the
Borrower, the Originators, HQ, Citicorp North America, Inc. and JPMorgan Chase
Bank, as Senior Collateral Agents, as the same may be amended, modified or restated from time to time.

          "Interim Report" means a report in substantially the form of Annex A-2 hereto and containing such additional information as any Agent may reasonable request from time to time, furnished by the Collection Agent, pursuant to
Section 6.02(g).

          "Investor" means CAFCO, Jupiter, Blue Ridge and all other owners by assignment or otherwise of an Advance originally made by CAFCO, Jupiter or Blue
Ridge and, to the extent of the undivided interests so purchased, shall include any participants.

          "Investor Agent" means (a) with respect to CAFCO and its Related
Banks, CNAI or any successor investor agent designated by such parties, (b) with respect to Jupiter and its Related Banks, Bank One or any successor investor agent designated by such parties and (c) with respect to Blue Ridge and its
Related Banks, Wachovia or any successor investor agent designated by such parties.

          "Investor Agent's Account" means (a) with respect to CAFCO and its
Related Banks, the special account (ABA # 021000089, account number 40636695, account name: CAFCO Redemption Account) of their Investor Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York, or such other account as such Investor Agent shall designate in writing to the Borrower, the
Collection Agent and the Program Agent, (b) with respect to Jupiter and its
Related Banks, the special account (ABA#071000013, account number 59-48118, reference: Rite Aid Funding II) of their Investor Agent maintained at the office of Bank One at 131 South Dearborn, 7th Floor, IL1-0079, Chicago, Illinois 60603,
or such other account as such Investor Agent shall designate in writing to the
Borrower, the Collection Agent and the Program Agent and (c) with respect to
Blue Ridge and its Related Banks, the special account (ABA#053000219, account number 20000010384921, CP Liability Account) of their Investor Agent maintained at the office of Wachovia at 301 South College Street, One Wachovia Center,
Charlotte, North Carolina 28288, or such other account as such Investor Agent shall designate in writing to the Borrower, the Collection Agent and the Program
Agent.

                                       22

          "Investor Collections" means, on any date, that portion of the
Collections which are to be deposited to the Trustee's Account for the benefit of both the Investors and the Banks.

          "Investor Facility Amount" means (a) with respect to the Group consisting of CAFCO and its Related Banks, $175,000,000, (b) with respect to the
Group consisting of Jupiter and its Related Banks, $125,000,000, and (c) with respect to the Group consisting of Blue Ridge and its Related Banks,
$100,000,000. Any reduction (or termination) of the Facility Amount pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group's
Investor Facility Amount.

          "Investor Rate" means for any Fixed Period and the related Advance:

          (a) with respect to CAFCO, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by such
     Investor that are allocated, in whole or in part, by such Investor's
     Investor Agent (on behalf of such Investor) to fund or maintain such
     Advance during such Fixed Period as determined by such Investor Agent (on behalf of such Investor) and reported to the Borrower, the Program Agent and, if the Collection Agent is not the Borrower, the Collection Agent,
     which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by such Investor Agent (on behalf of such Investor); provided, however, that
     (a) if any component of such rate is a discount rate, in calculating the
     "Investor Rate" for such Fixed Period such Investor Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; (b) the Investor Rate with respect to Advances funded by CAFCO's Participants shall be the same rate as in effect from time to time on Advances or portions thereof that are not funded by one of its Participants; and (c) if all of the Advances
     maintained by CAFCO are funded by its Participants, then the Investor Rate shall be CAFCO's pool funding rate in effect from time to time for its largest size pool of transactions which settles monthly.

          (b) with respect to Jupiter and Blue Ridge, the per annum interest rate that, when applied to the weighted average outstanding principal balance of Advances made by Jupiter or Blue Ridge funded through the issuance of commercial paper notes for the actual number of days elapsed in such Fixed Period, would result in an amount of accrued interest equivalent to Jupiter's or Blue Ridge's (as the case may be) CP Costs for such Fixed
     Period.

          "Jupiter" means Jupiter Securitization Corporation and any successor or assign of Jupiter that is a receivables investment company administered by
Bank One or one of its Affiliates which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                                       23

          "Liquidation Day" means, for any Rate Tranche, (i) each day during a
Fixed Period for such Rate Tranche on which the conditions set forth in Section
3.02 are not satisfied, and (ii) each day which occurs on or after the
Termination Date for such Rate Tranche.

          "Liquidation Fee" means, for (i) any Fixed Period for any CP Rate
Tranche and a reduction of Principal is made for any reason on any day (unless such reduction is less than or equal to $100,000,000 and the Borrower shall have given each Investor Agent at least 2 Business Days notice thereof) or (ii) any
Fixed Period for any Eurodollar Rate Tranche and a reduction of Principal is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Principal of the Advance relating to such Fixed
Period had such reductions remained as Principal, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Advance from the investment of the proceeds of such reductions of Principal.

          "Lock-Box" means a post office box either (a) administered by a
Deposit Bank for the purpose of receiving Collections, which is the subject of a
Deposit Account Agreement or (b) which receives Collections of Government
Receivables and is associated with a Governmental Entity Receivables Account that is subject to a Governmental Entity Receivables Agreement.

          "Loss Horizon Factor" means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originators during the four most recently ended Months by (ii) the Outstanding Balance of Originator
Receivables (other than Defaulted Receivables and Originator Receivables which underlie Defaulted Participation Interests) less unapplied cash and credit memos as at the last day of the most recently ended Month; or such other formula as the Program Agent may from time to time provide to the Collection Agent in writing based upon results of a review conducted by or on behalf of the Program
Agent.

          "Loss Percentage" means, as of any date, the greater of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended Month multiplied by (iii) the highest of the Loss
Ratios for the twelve most recently ended Months and (b) four times the Normal
Concentration Limit.

          "Loss Ratio" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended Months computed for each such month by dividing (a) the sum of the aggregate
Outstanding Balance of Originator Receivables which remain unpaid 121-150 days from the original date of service relating to such Originator Receivable (or otherwise would have been classified during such Month as Defaulted Receivables in accordance with clauses (ii) or (iii) or (iv) of the definition of "Defaulted
Receivable") as at the last day of such Month plus (without duplication)
write-offs during such Month of Originator Receivables which remain unpaid less than 121 days from the original date

                                       24

of service relating to such Originator Receivable date, by (b) the aggregate
Outstanding Balance (in each case, at the time of creation) of Originator
Receivables created during the fourth preceding Month.

          "Loss Reserve" means, on any date, an amount equal to

                                LP x NRPB

                 where:

                         LP      =   the Loss Percentage on such date.

                         NRPB    =   the Net Receivables Pool Balance.

          "Material Adverse Effect" means a material adverse effect on (i) the collectibility of the Receivables Pool, (ii) the ability of the Borrower, the
Collection Agent, the Parent, any Predecessor Purchaser, or any Originator to
perform any of its respective material obligations under the Transaction
Documents to which it is a party, (iii) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the security interests granted thereunder) or the rights of or benefits available to the Investor Agents, the Program Agent, the
Investors or the Banks under the Transaction Documents or (iv) the business, assets, operations, condition (financial or otherwise), or prospects of the
Parent and its Subsidiaries, taken as a whole.

          "Material Debt" means Debt (other than the loans and letters of credit under the Credit Agreement), or obligations in respect of one or more Hedging
Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of this definition, the "principal amount" of the obligations of the Parent or any
Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Medicaid" means the medical assistance program established by Title
XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

          "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Secs.
1395 et seq.) and any statutes succeeding thereto.

          "Minimum Liquidity Position" means at any time an amount equal to the sum of (a) the Revolver Availability (as defined in the Credit Agreement) plus
(b) the Parent's cash on hand.

          "Month" means a fiscal month of the Parent as set forth on Schedule IV hereto, as such schedule shall be updated from time to time in accordance with the terms hereof.

                                       25

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
4001(a)(3) of ERISA.

          "Net Receivables Pool Balance" means at any time the Outstanding
Balance of Eligible Receivables then in the Receivables Pool and Eligible
Participated Receivables with respect to which the applicable Participation
Interest is then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool and the Outstanding Balance of Eligible
Participated Receivables with respect to which the applicable Participation
Interest is then in the Receivables Pool exceeds (A) in the case of each Obligor subject to a Special Concentration Limit determined as a percentage of the Loss
Percentage or as a fixed dollar amount, the Special Concentration Limit for such
Obligor, and (B) in the case of all other Obligors, the product of (x) the
Concen tration Limit for such Obligor multiplied by (y) the Net Receivables Pool
Balance, (ii) the aggregate amount of Collections deposited in the Trustee's
Account at such time for payment on account of any Eligible Receivables and
Eligible Participated Receivables with respect to which the applicable
Participation Interest is then in the Receivables Pool, the Obligor of which has not been identified, (iii) the aggregate Outstanding Balance of all Eligible
Receivables and Eligible Participated Receivables in respect of which any credit memo issued by the Originator or the Borrower is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04, (iv) an amount (not to exceed $150,000,000) equal to the amount by which the Outstanding
Balance of Government Receivables (less Medicare Receivables and other
Government Receivables not subject to the provisions of the Social Security Act)
exceeds 20% of the Outstanding Balance of Eligible Receivables then in the
Receivables Pool together with the Outstanding Balance of Eligible Participated
Receivables with respect to which the applicable Participation Interest is then in the Receivables Pool, (v) to the extent billed, sales or use taxes, (vi) 50%
of the highest accrued but unpaid state and local tax liability of the
Originators over the most recently ended twelve Months, (vii) accrued but unpaid third party processing fees, (viii) an amount equal to the accruals in force for indebtedness owed to McKesson or a medical services provider, not to exceed the
Outstanding Balance of the relevant Receivables, (ix) claims that are in the system that have yet to be billed, (x) the accrued reversal queue balance, as reported by the Collection Agent as included in account no. 5256, multiplied by
(A) one plus (B) the largest percentage increase in the reversal queue balance, as reported by the Collection Agent as included in account no. 5256, over the previous twelve Months and (xi) such other amount as determined from time to time provided by the Program Agent in writing based upon the results of a review conducted by or on behalf of the Program Agent.

          "Note" means a promissory note of the Borrower, in substantially the form of Annex F hereto, evidencing Advances.

          "Obligations" has the meaning specified in Section 2.11.

          "Obligor" means a Person obligated to make payments pursuant to a
Contract; provided, however, if a PBM acts as agent for Contract Payors and is obligated, pursuant to a

                                       26

Contract, to turn over to an Originator payments made to it by such Contract
Payors, then the term "Obligor" shall include both such PBM and such Contract
Payors.

          "Originator" means each of the Persons designated as such on Schedule
III.

          "Originator Participation Interest" means, with respect to any
Originator, a 100% undivided beneficial interest in such Originator's right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) each Government Receivable owned by such Originator, (ii)
all Related Security and Collections with respect to such Government Receivable and (iii) all proceeds of such Government Receivable, Related Security and
Collections.

          "Originator Purchase Agreement" means the Purchase Agreement dated as of the date of this Agreement among the Originators, as sellers, and HQ, as purchaser, as the same may be amended, modified or restated from time to time.

          "Originator Receivable" means the indebtedness of any Obligor resulting from the provision or sale of pharmaceutical merchandise by any
Originator under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), and includes the right to payment of any interest or finance charges and other obligations of such
Obligor with respect thereto.

          "Other Companies" means the Originators, the Predecessor Purchasers and all of their respective Subsidiaries except the Borrower.

          "Outstanding Balance" of any Originator Receivable at any time means the then outstanding principal balance thereof.

          "Parent" means Rite Aid Corporation, a Delaware corporation.

          "Parent Undertaking (Collection Agent)" means the Undertaking
Agreement dated as of the date hereof in favor of the Investors, the Banks and the Agents and relating to obligations of the Collection Agent, substantially in the form of Annex G-2 hereto, as the same may be amended, modified or restated
from time to time.

          "Parent Undertaking (Originators)" means the Undertaking Agreement dated as of the date hereof made by the Parent in favor of HQ and relating to obligations of the Originators, substantially in the form of Annex G-1 hereto, as the same may be amended, modified or restated from time to time.

          "Parent Undertakings" means the Parent Undertaking (Collection Agent)
and the Parent Undertaking (Originators).

          "Participant" has the meaning assigned to such term in Section
11.03(h).

                                       27

          "Participated Receivable" means any Originator Receivable which is the subject of a Participation Interest.

          "Participation Interest" means any Originator Participation Interest which has been acquired by the Borrower by purchase or capital contribution pursuant to the Tertiary Purchase Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PBM" means a pharmaceutical benefits manager which has entered into an agreement with an Originator to make payments as agent for various insurers and other Persons, on account of pharmaceutical goods sold by such Originator.

          "Percentage" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an
Eligible Assignee, (b) with respect to Bank One, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, (c) with respect to
Wachovia, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an
Eligible Assignee, or (d) with respect to a Bank that has entered into an
Assignment and Acceptance, the amount set forth therein as such Bank's
Percentage, or such amount as reduced or increased by an Assignment and
Acceptance entered into between such Bank and an Eligible Assignee.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental
Entity.

          "Plan" means any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Pool Non-compliance Date" means any Business Day on which the
Borrowing Base falls below the Facility Principal less an amount equal to the
Cure Funds then in the Cure Account.

          "Pool Receivable" means a Receivable in the Receivables Pool.

          "Pooled Commercial Paper" means commercial paper notes of Jupiter or
Blue Ridge, as the case may be, subject to any particular pooling arrangement by
Jupiter or Blue Ridge, as the case may be, but excluding commercial paper issued by Jupiter or Blue Ridge, as the case may be, for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Jupiter or Blue Ridge, as the case may be.

                                       28

          "Predecessor Purchasers" means Cayman SPE I and HQ.

          "Principal" means the original principal amount of an Advance by an
Investor or a Bank pursuant to this Agreement, in each case reduced from time to time by Collections distributed (or, during the Term Period, deposited in the
Collateral Advance Account) on account of Principal pursuant to Section 2.04;
provided that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "Program Agent" has the meaning specified in the introductory paragraph hereof.

          "Program Agent Fee Agreement" means that certain fee letter agreement, dated as of the date hereof, between the Program Agent and the Borrower.

          "Promissory Notes" means, collectively, (i) promissory notes issued by
CAFCO and (ii) participations sold by CAFCO pursuant to Section 10.03(h);
provided that the term "Promissory Notes" shall not include the interests sold by CAFCO to a Bank or its designee under an Asset Purchase Agreement.

          "Purchase Agreements" means, collectively, the Originator Purchase
Agreement, the Secondary Purchase Agreement and the Tertiary Purchase Agreement.

          "Ratable Share" means, at any time in respect of any Bank, the percentage obtained by dividing the amount of such Bank's Bank Commitment at such time by the aggregate amount of the Bank Commitments of all the Banks in such Bank's Group at such time.

          "Rate Tranche" means a Base Rate Tranche, a CP Rate Tranche or a
Eurodollar Rate Tranche.

          "Receivable" means any Originator Receivable (which is not a
Government Receivable) that has been acquired by the Borrower by purchase or by capital contribution pursuant to the Tertiary Purchase Agreement.

                                       29

          "Receivable Turnover Days" means, on any date, an amount equal to

                              NRPB
                              ---- x 30 + CDP
                               CO

              where:

                    NRPB    =   the Net Receivables Pool Balance.

                    CO      =   Collections received during the most recently
                                ended Month.

                    CDP     =   the Collection Delay Period.

          "Receivables Pool" means at any time the aggregation of each then outstanding Receivable and Participation Interest in respect of which the
Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable or Participation
Interest under this Agreement.

          "Register" has the meaning specified in Section 11.03(c).

          "Related Bank" means (a) with respect to CAFCO, Citibank, each Bank which has entered into an Assignment and Acceptance with Citibank, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, (b) with respect to Jupiter, Bank One, each
Bank which has entered into an Assignment and Acceptance with Bank One, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance and (c) with respect to Blue Ridge, Wachovia, each Bank which has entered into an Assignment and Acceptance with Wachovia, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

          "Related Security" means (a) with respect to any Receivable:

               (i) all of the Borrower's interest in merchandise, if any,
          (including returned merchandise) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an
          Obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or
          arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                                       30

               (iv) the Contract and all other books, records and other
          information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law)
          relating to such Receivable and the related Obligor; and

          (b) with respect to any Participation Interest, the Related Security with respect to the Government Receivable that is the subject of such
Participation Interest (subject to each reference to "Receivable" in the definition of Related Security for such purposes being deemed to be a reference to a "Participated Receivable").

          "Responsible Official" means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any
Managing Director, Principal, Vice-President, Assistant Vice-President,
Assistant Secretary, Assistant Treasurer, or, with respect to a particular matter, any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restatement Date Indentures" mean, collectively, (a) the Unsecured
Note Indenture, (b) the 12.5% Note Indenture, (c) the 9.5% Note Indenture, (d)
the 8.125% Note Indenture, (e) the 9.25% Note Indenture and (f) the 4.75% Note
Indenture, as each of those terms are defined in the Credit Agreement.

          "Revolving Period" means the period beginning on the date on which this Agreement becomes effective and terminating on the close of business on the
Business Day immediately preceding the Termination Date for all Rate Tranches.

          "S&P" means Standard and Poor's, a division of The McGraw-Hill
Companies, Inc., and its successors.

          "SEC" means the Securities and Exchange Commission.

          "Secondary Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between HQ, as seller and Cayman SPE I, as purchaser, as the same may be amended, modified or restated from time to time.

          "Subsidiary" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or an Originator, as the case may be, or one or more Subsidiaries, or by the Borrower or an Originator, as the case may be, and one or more Subsidiaries.

                                       31

          "Term Period" means, for any Group, the period commencing on the Cash
Secured Advance Commencement Date, if any, for such Group and ending on the
Termination Date for all Rate Tranches for such Group.

          "Termination Date" for any Rate Tranche means (i) in the case of a
Rate Tranche owned by an Investor, the earlier of (a) the Business Day which the
Borrower or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent, the other Investor Agents and the
Trustee) at least one Business Day in advance for such Rate Tranche and (b) the
Facility Termination Date and (ii) in the case of a Rate Tranche owned by a
Bank, the earlier of (a) the Business Day which the Borrower so designates by notice to the Program Agent, the Investor Agents and the Trustee at least one
Business Day in advance for such Rate Tranche and (b) the Commitment Termination
Date.

          "Term-Out Bank" means any Bank which is a member of a Group for which the Term Period has commenced.

          "Term-Out Bank Purchase Date" means, for any Group, the Commitment
Termination Date for such Group determined pursuant to clause (a) of the definition thereof, without giving effect to the proviso at the end thereof.

          "Tertiary Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between Cayman SPE I, as seller, and the
Borrower, as purchaser, as the same may be amended, modified or restated from time to time.

          "Three Month Average Dilution Ratio" means, as of the last day of any
Month, the arithmetic average of the Dilution Ratios for such Month and the two
(2) immediately preceding Months.

          "Transaction Document" means any of this Agreement, the Purchase
Agreements, the Parent Undertakings, the Intercreditor Agreement, the Deposit
Account Agreements, the Governmental Entity Receivables Agreements, the Fee
Agreement, the Trustee's Fee Letter, each Borrower Report, each Daily Report, each Determination Date Certificate, all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

          "Transferred Assets" means all Receivables and all Participation
Interests.

          "Trustee Accounts" has the meaning specified in Section 6.10(c).

          "Trustee's Account" has the meaning specified in Section 6.10(a).

          "Trustee's Fee" has the meaning specified in Section 12.05.

          "Trustee's Fee Letter" means a letter dated the date of this Agreement among the Borrower, the Parent and the Trustee relating to the Trustee's Fee and other matters, as the same may be amended, modified or restated from time to time.

                                       32

          "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Wachovia" means Wachovia Bank, National Association, a national banking association, its successors and assigns.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

          "Yield" means for each Rate Tranche for each Fixed Period:

               (i) for each day during each Fixed Period to the extent an
          Investor will be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be,

                                     ED
                           IR x P x --- + LF
                                    360

               (ii) for each day during such Fixed Period to the extent (x) an
          Investor will not be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be, or (y) a Bank will be funding its portion of such Rate Tranche,

                                     ED
                           AR x P x --- + LF
                                    360

                where:

                     AR   =    the Assignee Rate for such portion of such Rate
                               Tranche for such Fixed Period

                     ED   =    the actual number of days elapsed during such
                               portion of such Fixed Period

                     IR   =    the Investor Rate for such portion of such Rate
                               Tranche for such Fixed Period

                     LF   =    the Liquidation Fee, if any, for such portion of
                               such Rate Tranche for such Fixed Period

                     P    =    the Principal (or portion thereof allocated to
                               such Rate Tranche) during such Fixed Period

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law;
and provided further that Yield

                                       33

for any Rate Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason and provided, further, should an Event of Termination (other than the Event of Termination in Section 7.01(n)) occur and be continuing, Yield shall be at a rate equal to 2% per annum above the
Alternate Base Rate.

          "Yield and Fee Reserve" means, on any date, an amount equal to

               AUYF + (FP x YFRP) + (CAF x OB)

               where:

                  AUYF   =     accrued and unpaid Yield, Collection Agent Fee
                               and Fees on such date.

                  CAF    =     the Collection Agent Fee Percentage.

                  FP     =     the Facility Principal at the close of business
                               of the Collection Agent on such date.

                  OB     =     the Outstanding Balance of all Pool Receivables
                               together with the Outstanding Balance of all
                               Participated Receivables with respect to which
                               the applicable Participation Interest is in the
                               Receivables Pool, at the end of the most recently
                               ended Month.

                  YFRP   =     the Yield and Fee Reserve Percentage on such
                               date.

          "Yield and Fee Reserve Percentage" means, on any date, a percentage equal to

                        1.5 x (AER + PF) x RTD
                        ----------------------
                                  360

               where:

                   AER   =     the one-month Adjusted Eurodollar Rate in effect
                               on such date.

                   PF    =     the Program Fee (as defined in the Fee
                               Agreement), in effect on such date.

                   RTD   =     the highest three-month rolling average
                               Receivable Turnover Days as calculated as of the
                               last day of the twelve most recently ended
                               Months.

                                       34

          "Yield/Fee Amount" means, on any date, an amount equal to:

               (i) for each day during each Fixed Period to the extent an
          Investor will be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be,

             FP x {(IR x 1.3) + PF} + {(FA - FP) x LF} x D + CF + TF
             -------------------------------------------------------
                                       360

               (ii) for each day during such Fixed Period to the extent (x) an
          Investor will not be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be, or (y) a Bank will be funding its portion of such Rate Tranche,

                  FP x {(AR - AS) x 1.3 + AS + PF} x D + CF + TF
                  ----------------------------------------------
                                        360

                  where:

                        AR    =    the Assignee Rate for such portion of such
                                   Rate Tranche for such Fixed Period.

                        AS    =    to the extent the Assignee Rate for the
                                   Fixed Period in which the calculation is
                                   being made is based on the Eurodollar Rate,
                                   a percentage per annum equal to Applicable
                                   Margin; otherwise zero.

                        CF    =    an amount equal to the Collection Agent Fees
                                   actually paid during the immediately
                                   preceding Fixed Period.

                        D     =    the number of days in the Fixed Period in
                                   which the calculation is being made.

                        LF    =    a percentage per annum equal to the
                                   Liquidity Fee (as defined in the Fee
                                   Agreement), in effect on  the final day
                                   of the Month in which the calculation is
                                   being made.

                        FA    =    the Facility Amount as of the end of the
                                   previous Month.

                        FP    =    the larger of (i) the Facility Principal as
                                   of the end of the previous Month and (ii)
                                   the largest Facility Principal estimated in
                                   good faith by the Borrower

                                       35

                                   for the Month in which the calculation is
                                   being made.

                                    IR   =   the weighted average of the
                                             Investor Rates of the Investors
                                             for the most recently ended Fixed
                                             Period.

                                    PF   =   a percentage per annum equal to
                                             the Program Fee (as defined in the
                                             Fee Agreement), in effect on the
                                             first day of the Month in which
                                             the calculation is being made.

                                    TF   =   an amount equal to the fees and
                                             expenses actually paid during the
                                             immediately preceding Fixed
                                             Period, or portion thereof, to the
                                             Trustee.

          SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of
New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. Loan Facility. (a) On the terms and conditions hereinafter set forth, each of CAFCO, Jupiter and Blue Ridge may, in its sole discretion, ratably in accordance with the Investor Facility Amount of its Group make loans (the "Advances"), and, if and to the extent CAFCO, Jupiter or Blue
Ridge does not make an Advance, the Related Banks for such Investor shall, ratably in accordance with their respective Bank Commitments, make Advances to the Borrower from time to time during the period from the date hereof to the
Facility Termination Date (in the case of the Investors) and to the Commitment
Termination Date (in the case of the Banks). Under no circumstances shall the
Investors make any such Advance, or the Banks be obligated to make any such
Advance, if after giving effect to such Advance the Facility Principal would exceed the lesser of (1) the Borrowing Base and (2) the Facility Amount.

          (b) The Borrower may at any time upon at least fifteen Business Days'
notice to the Program Agent and the Investor Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Facility Amount; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

          (c) On the Cash Secured Advance Commencement Date for any Group, each
Bank in such Group shall, and severally agrees to, make an advance to the
Borrower in U.S. Dollars in an amount equal to the excess of (i) such Bank's
Bank Commitment over (ii) the unpaid Principal amount of Advances held by such
Bank on such date (including Advances

                                       36

purchased or to be purchased on such date pursuant to the Asset Purchase
Agreement to which such Bank is a party), and such Bank shall make such advance by causing an amount equal to such advance to be deposited in same day funds into the Collateral Advance Account.

          SECTION 2.02. Making Advances. (a) Each Advance by any of the
Investors or the Banks shall be made on at least three Business Days' (two
Business Days, in the case of a CP Rate Tranche) notice from the Borrower to the
Program Agent and each Investor Agent, provided that Advances shall be made not more than once in any calendar week. Each such notice of an Advance shall specify (i) the amount requested to be paid to the Borrower (such amount, which shall not be less than $10,000,000, being referred to herein as the initial
"Principal" of the Advance then being made), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Facility
Amount of each Group), and (iii) the date of such purchase (which shall be a
Business Day). Each Investor shall promptly notify the Program Agent whether such Investor has determined not to make the requested Advance on the terms specified by the Borrower. The Program Agent shall promptly thereafter notify the Borrower whether the Investors have determined not to make the requested
Advance. All Advances by members of each Group shall be evidenced by a Note to the order of the Investor Agent for such Group.

          If any Investor has determined not to make the entire amount of a proposed Advance requested to be made by it, the Investor Agent for such
Investor shall promptly send notice of the proposed Advance to all of the
Related Banks for such Investor concurrently by telecopier, telex or cable specifying the date of such Advance, the aggregate amount of Principal of each
Advance to be made by such Related Banks (which amount shall be equal to the portion of the initial Principal requested to be funded by such Investor, which such Investor determined not to fund), each such Related Bank's portion thereof
(determined ratably in accordance with its respective Bank Commitment), whether the Yield for the Fixed Period for such Advance is calculated based on the
Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Rate Tranche (which shall be one day if the Borrower has not selected another period); provided, however, that during the Term Period for any Group, each Bank in such Group shall, on the date of such Advance, instruct the Program Agent to direct the Trustee to make available to the Borrower at the Borrower's Account such Bank's Ratable Share of the amount of the Principal of the Advances to be made by such Group out of the funds available therefor in the Collateral Advance Account.

          (b) On the date of each such Advance, the applicable Investors and/or
Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Borrower in same day funds, at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Principal of such Advance; provided, however, if such Advance is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for an
Advance owned by such Investor pursuant to clause (i)(a) of the definition of
Termination Date and any Principal of such Advance is outstanding on the date of the requested Advance, the Borrower hereby directs the applicable Banks to pay the proceeds of such Advance (to the extent of the outstanding Principal and accrued Yield on such Advance of such Investor) to the relevant

                                       37

Investor Agent's Account, for application to the reduction of the outstanding
Principal and accrued Yield on such Advance of such Investor; provided, further, however, that during the Term Period for any Group, after receipt by the Program
Agent of the instruction from each Bank in such Group referred to in the proviso to the last sentence of Section 2.02(a) and upon fulfillment of the applicable conditions set forth in Article III, the Program Agent shall notify the Trustee of the date and amount of such Advance and shall direct the Trustee to make available to the Borrower at the Borrower's Account such Bank's Ratable Share of such Group's amount of such Advance, and after receipt by the Trustee of such direction from the Program Agent, the Trustee shall make available to the
Borrower by deposit to the Borrower's Account each such Bank's Ratable Share of such Group's amount of such Advance solely out of the funds available therefor in the Collateral Advance Account, and upon such deposit each such Bank will be deemed to have paid to the Borrower such Bank's Ratable Share of such Group's amount of the Principal of the Advance being made for all purposes of this
Agreement.

          (c) [Intentionally Omitted]

          (d) Notwithstanding the foregoing, (i) neither CAFCO nor Jupiter nor
Blue Ridge shall make an Advance under this Section 2.02 at any time in an amount which would exceed the Investor Facility Amount of such Investor's Group and (ii) a Bank shall not be obligated to make Advances under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less the sum of (A) the aggregate outstanding and unpaid amount of any Advances made by such Bank under such Bank's Asset Purchase Agreement plus (B) such Bank's ratable share of the aggregate outstanding portion of Principal held by the
Investor in such Bank's Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Principal held by the Investor in such Bank's Group to be made on the date of such Advance (whether from the distribution of Collections or from the proceeds of Advances by such Bank). Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Borrower any funds in connection with any Advance shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no
Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Advance.

          SECTION 2.03. [Intentionally Omitted].

          SECTION 2.04. Settlement Procedures. (a) On each Deposit Date during each Fixed Period during the Revolving Period, unless a Cure Period shall have occurred and be continuing, the Collection Agent shall instruct the Trustee in a
Daily Report delivered to the Trustee by 12:00 noon (New York City time) to, and the Trustee shall, at such time and in the following order:

               (i) [Intentionally Omitted]

               (ii) out of the related Collections, allocate to, and hold in the
          Trustee's Account, in trust for the Beneficiaries and the Collection
          Agent, an amount equal to the sum of (x) the Yield/Fee Amount for each
          Fixed Period commencing on or before such Deposit Date, plus (y)
          during the Term Period for any Group, the

                                       38

          Excess Interest accrued through such Deposit Date in respect of all
          Cash Secured Advances, in each case to the extent the same has not been previously so allocated; and

               (iii) deposit to the Borrower's Account the remainder of such
          Collections;

provided, however, that the portion of the amounts allocable to the Trustee's expenses and held in the Trustee's Account shall only be in an amount equal to the unpaid expenses and disbursements owed or reimbursable under the Transaction
Documents actually incurred by the Trustee (as certified in reasonable detail to the Collection Agent in writing by the Trustee) during the Fixed Period ending on the last day of the most recent Month or remaining unpaid with respect to any prior Fixed Period. The Daily Report delivered by the Collection Agent to the
Trustee on the first day of each Fixed Period shall set forth the Yield/Fee
Amount for such Fixed Period and during the Term Period for any Group, the estimated Excess Interest for such Fixed Period.

          (b) On each Deposit Date during each Fixed Period if and so long as a
Cure Period shall have occurred and be continuing, the Collection Agent shall instruct the Trustee by a Daily Report delivered to the Trustee by 12:00 noon
(New York City time) to, and the Trustee shall, at that time and in the following order:

               (i) [Intentionally Omitted]

               (ii) out of the related Collections, allocate to, and hold in the
          Trustee's Account, in trust for the Beneficiaries and the Collection
          Agent, an amount equal to the sum of (x) the Yield/Fee Amount for each
          Fixed Period commencing on or before such Deposit Date, plus (y)
          during the Term Period for any Group, the Excess Interest accrued through such Deposit Date in respect of all Cash Secured Advances, in each case to the extent the same has not been previously so allocated;

               (iii) deposit, out of the remainder of such Collections, to the
          Cure Account an amount sufficient to make the Facility Principal (less an amount equal to the Cure Funds then in the Cure Account) equal the
          Borrowing Base; and

               (iv) deposit to the Borrower's Account the remainder of such
          Collections;

provided, however, that the portion of the amounts allocable to the Trustee's expenses and held in the Trustee's Account shall only be in an amount equal to the unpaid expenses and disbursements owed or reimbursable under the Transaction
Documents actually incurred by the Trustee (as certified to the Collection Agent in writing by the Trustee) during the Fixed Period ending on the last day of the most recent Month or remaining unpaid with respect to any prior Fixed Period.
The Daily Report delivered by the Collection Agent to the Trustee on the first day

                                       39

of each Fixed Period shall set forth the Yield/Fee Amount for such Fixed Period and during the Term Period for any Group, the estimated Excess Interest for such
Fixed Period.

          (c) On each Deposit Date during the Amortization Period, the
Collection Agent shall instruct the Trustee by a Daily Report delivered to the
Trustee by 12:00 noon (New York City time) to, and the Trustee shall, at that time and in the following order:

               (i) [Intentionally Omitted]

               (ii) set aside and hold in the Trustee's Account, in trust for the Beneficiaries and the Collection Agent, all of the relevant
          Collections until payment in full of the Obligations; and

               (iii) deposit to the Borrower's Account the remainder of such
          Collections.

          (d) On any Business Day during the Revolving Period, unless a Cure
Period shall have occurred and be continuing, the Borrower may instruct the
Collection Agent to direct the Trustee (as set forth in the Daily Report) to hold in the Trustee's Account all or a portion of the Collections otherwise to be deposited into the Borrower's Account pursuant to Section 2.04(a)(iii).

          (e) On any Business Day during the Revolving Period, the Borrower may instruct the Trustee by an officer's certificate delivered to the Trustee by
12:00 noon (New York City time) to, and the Trustee shall transfer to the
Borrower's Account Cure Funds, if any, held in the Cure Account; provided that the officer's certificate delivered by the Seller to the Trustee at the time of such request shall state that, after taking account of such requested withdrawal, the Borrowing Base on such day is equal to or greater than the
Facility Principal (less an amount equal to the Cure Funds then in the Cure
Account) and shall set forth the calculation supporting such statement.

          Further, upon at least two Business Days' prior notice to the Investor
Agents and the Trustee, the Borrower may, on any Business Day during the
Revolving Period (but, in no event more than once in any calendar week after taking into consideration any payment made pursuant to the first clause of
Section 2.04A(a)(iv)), instruct the Trustee by an officer's certificate delivered to the Trustee by 12:00 noon (New York City time) to distribute Cure
Funds in the Cure Account, and the Trustee shall transfer from the Cure Account to the Investor Agent's Accounts for the ratable payment of the Facility
Principal to the relevant Investors and Banks, the amount set forth in such certificate.

          (f) For the purposes of this Section 2.04:

               (i) if on any day any Receivable or any Participated Receivable
          becomes (in whole or in part) a Diluted Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable or Participated Receivable in the amount of such Diluted Receivable and the amount of such

                                       40

          deemed Collection shall be allocated in accordance with Section
          2.04(a), (b) or (c), as applicable;

               (ii) if on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any
          Receivable or any Participated Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable or
          Participated Receivable in full and the amount of such deemed
          Collection shall be allocated in accordance with Section 2.04(a), (b)
          or (c), as applicable;

               (iii) except as provided in subsection (i) or (ii) of this
          Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any
          Receivables or any Participated Receivable shall be applied to the
          Receivables or Participated Receivable of such Obligor in the order of the age of such Receivables or Participated Receivable, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables or Participated Receivable;
          and

               (iv) if and to the extent the Program Agent or any of the
          Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the
          Program Agent or such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          (g) To the extent that the amounts deposited to the Trustee's Account with respect to any Fixed Period are insufficient to pay all the accrued but unpaid Yield, Fees, Excess Interest, Trustee's Fee, Trustee's expenses and (if payable to a Collection Agent other than an Originator or one of its Affiliates)
Collection Agent Fee, the Borrower shall be obligated to pay to the Investor
Agents and/or Program Agent, as the case may be, on the last day of such Fixed
Period, for the account of the Investors, the Banks, the Investor Agents and the
Program Agent and the Trustee (and the Collection Agent, if applicable), an amount equal to the balance of such accrued and unpaid amounts by deposit of such amount to the Trustee's Account. The Trustee shall distribute such funds as set forth in Section 2.04A(a) or (b), as applicable.

          (h) Within one Business Day after the end of each Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each
Investor Agent shall furnish the Borrower and the Collection Agent with an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Fixed Period with respect to the unpaid Advances held by the Investors and the Banks in such Investor Agent's Group.

          SECTION 2.04A. Distributions. (a) During the Revolving Period, on each
Distribution Date, the Trustee shall distribute the funds on deposit in the
Trustee's Account and

                                       41

the Cure Account on such Distribution Date, in the following order of priority, in accordance with the Determination Date Certificate:

               (i) to the Trustee as the accrued and unpaid Trustee's Fee and reasonable expenses of the Trustee reimbursable under this Agreement and the Trustee's Fee Letter;

               (ii) to the Collection Agent (if the Collection Agent is other than an Originator or one of its Affiliates) as the accrued and unpaid
          Collection Agent Fee;

               (iii) to the Investor Agents' Accounts:

                    (A) for the ratable payment of the accrued and unpaid Fees and any other amounts due under the Fee Agreement; and

                    (B) for distribution to the Investors and the Banks that own
               Advances in payment in full of all accrued Yield thereon and, during the Term Period, to the Term-Out Banks in payment of any remaining unpaid accrued interest on the Cash Secured Advances pursuant to Section 2.14;

               (iv) to the Investor Agents' Accounts for the ratable payment of
          Facility Principal due and payable to the relevant Investors and Banks
          (including amounts held in the Trustee's Account at the Borrower's direction pursuant to Section 2.04(d)) but, in no event more than once in any calendar week and upon at least two Business Days' prior written notice to the Investor Agents and the Trustee; provided, however, that during the Term Periods for any Group, the Trustee shall instead deposit such Group's ratable portion of such payment to the
          Collateral Advance Account (resulting in a reduction of the Advances of the Term-Out Banks in such Group and an increase in the Cash
          Secured Advances of such Banks) to be held for the purposes set forth in Section 2.16(a);

               (v) [Intentionally Omitted]

               (vi) to the Investor Agents' Accounts for the ratable payment of any other amounts (other than Principal) due and payable to the
          Investors, the Banks and such Agents under the Transaction Documents;

               (vii) to the Collection Agent (if the Collection Agent is an
          Originator or one of its Affiliates) as the accrued and unpaid
          Collection Agent Fee;

               (viii) to retain in the Trustee's Account, amounts required to be allocated as the Yield/Fee Amount and Excess Interest (if any) for the
          immediately succeeding Fixed Period; and

                                       42

               (ix) after the payment in full of the amounts specified in clauses (i) through (viii) above, to the Borrower.

          (b) On each Distribution Date during the Amortization Period, the
Trustee shall distribute the funds on deposit in the Trustee's Account and the
Cure Account on such Distribution Date, in the following order of priority, in accordance with the Determination Date Certificate:

               (i) to the Trustee as the accrued and unpaid Trustee's Fee and expenses of the Trustee reimbursable under this Agreement and the
          Trustee's Fee Letter provided that the amount of such reasonable expenses distributed with respect to any month shall not exceed one-twelfth of the amount of the Expense Amount;

               (ii) to the Collection Agent (if the Collection Agent is other than an Originator or one of its Affiliates) as the accrued and unpaid
          Collection Agent Fee;

               (iii) to the Investor Agents' Accounts:

                    (A) for payment of the accrued and unpaid Fees and any other amounts due under the Fee Agreement; and

                    (B) for distribution to the applicable Investors and the
               Banks that own Advances in payment in full of all accrued Yield thereon and, during the Term Period, to the Term-Out Banks in payment of any remaining unpaid accrued interest on the Cash
               Secured Advances pursuant to Section 2.14;

               (iv) to the Investor Agents' Accounts, for the ratable
          distribution to the applicable Investors and Banks, in reduction of the Facility Principal until Facility Principal is reduced to zero;

               (v) to the Investor Agents' Accounts for the ratable payment of any other amounts due the applicable Investors, the applicable Banks and such Agents under the Transaction Documents (including, without limitation, any principal amounts of the Cash Secured Advances, if any, remaining after the application of the Cash Collateral in accordance with Section 2.16(d));

               (vi) to the Trustee as Trustee's expenses or other amounts reimbursable or payable to the Trustee under this Agreement and the
          Trustee's Fee Letter to the extent not paid pursuant to clause (i) of
          Section 2.04A(a) or (b);

               (vii) to the Collection Agent (if the Collection Agent is an
          Originator or one of its Affiliates) as the accrued and unpaid
          Collection Agent Fee; and

                                       43

               (viii) after the payment in full of the amounts specified in clauses (i) through (vii) above, to the Borrower.

          Upon payment in full to all of the Investors and the Banks of the
Facility Principal, all accrued and unpaid Yield thereon and all other amounts due the Investors, the Banks, the Investor Agents and the Program Agent under the Transaction Documents, payment in full to the Collection Agent of the
Collection Agent Fee, and payment in full to the Trustee of the Trustee's Fee and all reasonable expenses of the Trustee reimbursable under this Agreement and the Trustee's Fee Letter, all amounts, if any, remaining in the Trustee's
Account and the Cure Account shall be distributed by the Trustee to the
Borrower; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the
Beneficiaries and the Borrower, never to have occurred, and the Borrower shall be required, to the extent it received any amounts under this Section 2.04A, to remit to the Trustee an amount equal to the rescinded or returned payment.

          SECTION 2.05. Fees. (a) The Borrower shall pay to the Collection Agent a fee (the "Collection Agent Fee") of 1% per annum on the average daily
Outstanding Balance of the Receivables and Participated Receivables, from the date of this Agreement until the later of the last Termination Date for all Rate
Tranches or the date on which the Facility Principal is reduced to zero, payable in arrears on each Distribution Date. Upon three Business Days' notice to the
Borrower, the Program Agent and each Investor Agent, the Collection Agent (if not the Originator, the Borrower or its designee or an Affiliate of the
Borrower) may elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of the Receivables and Participated
Receivable, but in no event in excess of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables and Participated Receivable. The Collection Agent Fee shall be payable only from
Collections pursuant to, and subject to the priority of payment set forth in,
Section 2.04. So long as HQ is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Borrower to pay the
"Collection Agent Fee" pursuant to Section 6.03 of the Tertiary Purchase
Agreement, provided that such obligation of the Borrower shall in no event be reduced below zero.

          (b) The Borrower shall pay to the Investor Agents certain fees
(collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement of even date among the Borrower, the Program Agent and the Investor Agents, as the same may be amended or restated from time to time
(the "Fee Agreement").

          SECTION 2.06. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Borrower or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the applicable Investor Agent's Account.

          (b) Each of the Borrower and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at

                                       44

an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

          (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder (including, without limitation, interest on Cash Secured Advances during the Term Period) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          (d) The Trustee shall have no obligation to perform any of the calculations required to be made by the terms of this Agreement.

          SECTION 2.07. Dividing or Combining Rate Tranches. Either the Borrower
or any Investor Agent may, upon notice to the other party (with a copy of such notice to the Program Agent) received at least three Business Days prior to the last day of any Fixed Period for any Rate Tranche in the case of the Borrower giving notice, or up to the last day of such Fixed Period in the case of an
Investor Agent giving notice, either (i) divide any portion of such Rate Tranche held by one or more Investors and/or Banks in its Group into two or more Rate
Tranches of such Investors and/or Banks having an aggregate principal amount equal to the principal amount of such divided portion of such Rate Tranche, or
(ii) combine any two or more portions of Rate Tranches held by one or more
Investors and/or Banks in its Group originating on such last day or having Fixed
Periods ending on such last day into a single Rate Tranche having a principal amount equal to the aggregate principal amount of such Rate Tranches; provided, however, that no Rate Tranche relating to Advances held by an Investor may be combined with a Rate Tranche relating to Advances held by any Bank.

          SECTION 2.08. Increased Costs. (a) If CNAI, any Investor, any Investor
Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor's commercial paper program) which purchases or enters into a commitment to make Advances or interests therein, or any of their respective
Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such
Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make or purchase Advances or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, within ten
Business Days after demand by such Affected Person (with a copy to the Program
Agent and the Investor Agent for such Affected Person's Group), the Borrower shall pay to the Investor Agent for such Affected Person's Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such
Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts setting forth in reasonable detail the reason for

                                       45

charging such additional amounts submitted to the Borrower and the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For avoidance of doubt, if the issuance of any change in accounting standards or the issuance of any other pronouncement, release or interpretation causes or requires the consolidation of all or a portion of the assets and liabilities of any Investor or the Borrower with the assets and liabilities of any Affected
Person, such event shall constitute a circumstance in which such Affected Person may base a claim for reimbursement under this Section.

          (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to make or making or maintaining any Advance in respect of which Yield is computed by reference to the Eurodollar Rate, then, within ten Business Days after demand by such Investor or Bank (with a copy to the Program Agent and the Investor
Agent for such Investor or such Bank), the Borrower shall pay to such Investor
Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs. A certificate as to such amounts setting forth in reasonable detail the reason for charging such additional amounts submitted to the Borrower and the Program Agent and the Investor Agent for such Affected Person's Group by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09. Additional Yield on Advances Bearing a Eurodollar Rate.
The Borrower shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal
Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Principal of Advances of such Investor or Bank during each Fixed Period
Principal of Advances in respect of which Yield is computed by reference to the
Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the
Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to
100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such
Advances. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Borrower through the Investor Agent for such
Investor or Bank (with a copy to the Program Agent) within 30 days after any
Yield payment is made with respect to which such additional Yield is requested.
A certificate as to such additional Yield setting forth the calculation of such additional Yield submitted to the Borrower and the Program Agent by such
Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection
Agent or the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto,

                                       46

excluding net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Collection Agent
shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Borrower shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Collection Agent, as the case may be, shall make such deductions and (iii) the Borrower or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other
Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document
(hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or
Other Taxes imposed by any jurisdiction on amounts payable under this Section
2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected
Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person's
Group). A certificate as to the amount of such indemnification submitted to the
Borrower, the Program Agent and the Investor Agent for such Affected Person's
Group by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

          (d) Each Affected Person which is organized outside the United States and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Borrower such certificates, documents or other evidence, as required by the Internal
Revenue Code of 1986, as amended or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any
other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate. Each such Affected
Person shall from time to

                                       47

time thereafter, upon written request from the Borrower, deliver to the Borrower any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

          (e) The Borrower shall not be required to pay any amounts to any
Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a),
(b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (d)
above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Affected Person shall reasonably request to assist such
Affected Person to recover such Taxes.

          SECTION 2.11. Security Interest. To secure the performance by the
Borrower of all the terms, covenants and agreements on the part of the Borrower
(whether as Borrower or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the
Borrower hereunder or thereunder, whether for Principal, Yield, Fees (including, without limitation, interest and principal on any Cash Secured Advances), indemnification payments, expenses or otherwise (all of the foregoing, collectively, the "Obligations"), the Borrower hereby assigns to the Program
Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, and hereby grants to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, a
security interest in, all of the Borrower's right, title and interest in and to the following (collectively, the "Collateral") (A) the Purchase Agreements and
the Parent Undertakings, including, without limitation, (i) all rights of the
Borrower to receive moneys due or to become due under or pursuant to the
Purchase Agreements or the Parent Undertakings, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Purchase Agreements or the
Parent Undertakings, (iii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase
Agreements or the Parent Undertakings, (iv) claims of the Borrower for damages arising out of or for breach of or default under the Purchase Agreements or the
Parent Undertakings, and (v) the right of the Borrower to compel performance and otherwise exercise all remedies thereunder, (B) all Transferred Assets, whether now owned and existing or hereafter acquired or arising, the Related Security and Collections with respect thereto and all other assets, including, without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (C) the Lock-Boxes and Deposit Accounts and
(D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

          SECTION 2.12. Sharing of Payments. If any Investor or any Bank (for
purposes of this Section only, referred to as a "Recipient") shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Principal of, or Yield on, any Advance or portion thereof owned by it in excess of its ratable share of payments made on account of the Principal of, or Yield on, all of the Advances held by the
Investors and the Banks (other than as a result of a payment of Liquidation Fee or different

                                       48

methods for calculating Yield or payments made to less than all of the Groups as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all of the Groups), such Recipient shall forthwith purchase from the Investors or the Banks which received less than their ratable share participations in the Advances made by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other
Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a)
the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.13. Right of Setoff. Without in any way limiting the provisions of Section 2.12, each Agent and each Investor and each Bank
(including a Bank which has made Cash Secured Advances) is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Termination to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such
Agent or such Investor or such Bank to, or for the account of, the Borrower, the
Collection Agent or any Originator against any amount owing by the Borrower, the
Collection Agent or such Originator, respectively, to such Person or to such
Agent on behalf of such Person (even if contingent or unmatured).

          SECTION 2.14. Interest on Cash Secured Advances. The Borrower shall pay interest to each Term-Out Bank on the unpaid principal amount of such Bank's
Cash Secured Advance from the date of such Cash Secured Advance until such principal amount shall be repaid in full, at a rate per annum equal at all times during each Fixed Period to the Assignee Rate for such Fixed Period plus (during the existence of an Event of Termination other than Section 7.01(n)) 2% per annum, payable in arrears on each Distribution Date for such Fixed Period and on the Termination Date for all Rate Tranches related to such Cash Secured Advance;
provided, however, that recourse for such payment of such interest shall be from, and shall be limited to, the interest and dividends in respect of the Cash
Collateral and the Collections of the Pool Receivables and the Participated
Receivables. On each Distribution Date for each Fixed Period after the Cash
Secured Advance Commencement Date for any Group, the Trustee shall pay, pursuant to a Collateral Advance Account Direction from the Program Agent, to the
Investor Agent for such Group at such Investor Agent's Account for the ratable account of the relevant Banks, on behalf of the Borrower, such Group's ratable portion (based on the outstanding principal amounts of each Group's Cash Secured
Advances) of the cash funds that constitute that interest on, and those dividends from, the Cash Collateral which shall then be available to be withdrawn from the Collateral Advance Account, and such Investor Agent shall distribute the funds so paid to such Investor Agent's Account to the Banks in its Group, ratably according to the respective outstanding principal amounts of their respective Cash Secured Advances, for application to the payment of unpaid accrued interest on the Cash Secured Advances. Any remaining unpaid accrued interest on the Cash Secured Advances shall be paid from the

                                       49

Collections of the Pool Receivables and the Participated Receivables pursuant to
Sections 2.04A and 2.16(d).

          SECTION 2.15. Repayment of Cash Secured Advances. The Borrower shall repay to each Term-Out Bank the aggregate outstanding principal amount of such
Bank's Cash Secured Advance on the Termination Date for all Rate Tranches
related to such Cash Secured Advance; provided, however, that recourse of such repayment shall be from, and shall be limited to, the Cash Collateral and the
Collections of the Pool Receivables and the Participated Receivables in
accordance with Section 2.04A.

          SECTION 2.16. Use of Proceeds; Security Interest in Collateral Advance
Account. (a) The Borrower hereby agrees that it shall use the proceeds of the
Cash Secured Advances solely to fund and maintain the Collateral Advance Account for the purpose of funding Advances from time to time during the Term Period.

          (b) The Borrower hereby grants to the Program Agent, for the ratable benefit of the Term-Out Banks, a security interest in the following
(collectively, the "Cash Collateral"):

               (i) the Collateral Advance Account, all funds from time to time credited to the Collateral Advance Account, all financial assets
          (including, without limitation, Eligible Investments) from time to time acquired with any such funds or otherwise credited to the
          Collateral Advance Account, all interest, dividends, cash, instruments and other investment property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds or such financial assets, and

               (ii) all proceeds of, collateral for, and supporting obligations relating to any and all of the Cash Collateral.

          (c) The grant of a security interest by the Borrower to the Program
Agent for the ratable benefit of the Term-Out Banks pursuant to subsection (b)
above secures the payment of the Borrower's obligation to repay the Cash Secured
Advances, and to pay interest thereon, pursuant to Sections 2.14 and 2.15, respectively.

          (d) On the Termination Date for all Rate Tranches for any Group as to
which the Term Period has occurred, the Program Agent shall instruct the Trustee to, and upon receiving such instruction the Trustee shall, (i) convert the Cash
Collateral that does not constitute cash into cash proceeds and (ii) pay to each
Investor Agent for such Group at such Investor Agent's Account for the ratable account of the Term-Out Banks in its Group, on behalf of the Borrower, such
Group's ratable portion of the Cash Collateral (it being understood that all the
Cash Collateral shall then constitute cash or cash proceeds), and such Investor
Agent shall distribute the funds so paid to its Investor Agent's Account to the
Banks in its Group, ratably according to the respective outstanding principal amounts of their respective Cash Secured Advances, for application, first, to the repayment of the outstanding principal amounts of the Cash Secured Advances and, second, to the payment of unpaid accrued interest on the Cash Secured
Advances (to the extent such funds are available therefor). Any remaining outstanding

                                       50

principal amount of, and/or unpaid accrued interest on, the Cash Secured
Advances shall be paid from the Collections of the Pool Receivables and the
Participated Receivables pursuant to Section 2.04A.

                                   ARTICLE III

                             CONDITIONS OF ADVANCES

          SECTION 3.01. Conditions Precedent to Initial Advance. The initial
Advance under this Agreement and the effectiveness of this Agreement is subject to the conditions precedent that the Program Agent and each Investor Agent shall have received on or before the date of such Advance the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Program Agent and each Investor Agent:

          (a) Certified copies of the resolutions (or similar authorization, if not a corporation) of the Board of Directors (or similar governing body or
     Persons, if not a corporation) of the Borrower, the Parent, the other
     Originators, the Collection Agent and the Predecessor Purchaser approving this Agreement, the Purchase Agreements, the Parent Undertakings and any
     other Transaction Documents to which it is a party and certified copies of all documents evidencing other necessary corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Purchase Agreements, the Parent
     Undertakings and any such Transaction Documents. One such certificate will be acceptable for any number of such Persons.

          (b) A certificate of the Secretary or Assistant Secretary of the
     Borrower, the Parent, the other Originators, the Collection Agent and the
     Predecessor Purchaser certifying the names and true signatures of their respective officers authorized to sign this Agreement, the Purchase
     Agreements, the Parent Undertakings and the other documents to be delivered by it hereunder and thereunder. One such certificate will be acceptable for any number of such Persons.

          (c) Copies of proper financing statements, duly filed on or before the date of such initial Advance under the UCC of all jurisdictions that the
     Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the
     Purchase Agreements.

          (d) Copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the
     Receivables, the Participated Receivables, Participation Interests,
     Contracts or Related Security previously granted by the Borrower, any
     Predecessor Purchaser or any Originator and (ii) the Collateral previously granted by the Borrower, except those security interests which are subject and referred to in the Intercreditor Agreement.

          (e) Completed requests for information, dated on or before the date of such initial Advance, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above and in any other jurisdictions reasonably requested by the

                                       51

     Program Agent that name the Borrower, any Predecessor Purchaser or any
     Originator as debtor, together with copies of such financing statements
     (none of which shall cover any Receivables, Participated Receivables,
     Participation Interests, Contracts, Related Security or the Collateral
     except those referred to on Schedule VI relating to the Credit Agreement and the Indentures).

          (f) Executed copies of (a) Deposit Account Agreements with each
     Deposit Bank and (b) Governmental Entity Receivables Agreements with each
     Account Bank.

          (g) Favorable opinions of Skadden, Arps, Slate, Meagher & Flom LLP,
     Chapman & Cutler relating to various states' local perfection issues,
     Parent general counsel, and Maples & Calder, as counsel for the Borrower, the Predecessor Purchasers, the Parent and the other Originators, as to such matters as the Program Agent or any Investor Agent may reasonably request.

          (h) The Fee Agreement, together with payment of any up-front fees called for thereby.

          (i) The Funds Transfer Letter.

          (j) An executed copy of the Originator Purchase Agreement, the
     Secondary Purchase Agreement and the Tertiary Purchase Agreement.

          (k) A copy of the by-laws of the Parent and of the Memorandum and
     Articles of Association of Cayman SPE I and the Borrower, certified by the
     Secretary or Assistant Secretary of the Parent, Cayman SPE I or the
     Borrower, as the case may be.

          (l) A copy of the certificates of incorporation of each of the
     Borrower, HQ, the Parent and the other Originators certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each of the Borrower, HQ, the Parent and the other Originators from such Secretary of State or other official, dated as of a recent date.

          (m) An agreement of the Process Agent pursuant to which it agrees to act as such as called for by Section 11.10(a).

          (n) Executed copies of the Parent Undertakings.

          (o) An executed copy of the Intercreditor Agreement.

          (p) An executed copy of the Trustee's Fee Letter.

          (q) Executed Notes to the order of each Investor Agent.

          (r) An executed copy of the Program Agent Fee Letter, together with payment of the fee called for thereby.

                                       52

          SECTION 3.02. Conditions Precedent to All Advances. Each Advance
(including the initial Advance) shall be subject to the further conditions precedent that (a) in the case of each Advance, the Collection Agent shall have delivered to the Program Agent and each Investor Agent at least one Business Day prior to such Advance, in form and substance satisfactory to the Program Agent, a completed Borrower Report and a completed Daily Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under
Section 7.01(i) would occur, (b) on the date of such Advance the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by the Borrower, the Parent and the
Collection Agent (each as to itself) that such statements are then true:

               (i) The representations and warranties contained in Sections 4.01 and 4.02 are correct on and as of the date of such Advance as though made on and as of such date,

               (ii) No event has occurred and is continuing, or would result from such Advance, that constitutes an Event of Termination or an
          Incipient Event of Termination,

               (iii) There shall have been sold or contributed to the purchaser thereunder pursuant to each Purchase Agreement, all Originator
          Receivables arising on or prior to such date other than Government
          Receivables, and

               (iv) There shall have been sold or contributed to the purchaser under each Purchase Agreement, all Participation Interests in all
          Originator Receivables which are Governmental Receivables arising on or prior to such date.

(c) the Program Agent and the Investor Agents shall have received such other approvals, opinions or documents as the Program Agent or any Investor Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The
Borrower hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day during the Revolving Period:

          (a) The Borrower is an exempted company incorporated with limited liability validly existing and in good standing under the laws of the
     Cayman Islands, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                                       53

          (b) The execution, delivery and performance by the Borrower of the
     Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Borrower's use of the proceeds of
     Advances, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene
     (1) the Borrower's Memorandum and Articles of Association, (2) any law,
     rule or regulation applicable to the Borrower, (3) any contractual restriction binding on or affecting the Borrower or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the
     Borrower is a party has been duly executed and delivered by the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the
     Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to herein and therein.

          (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (e) Since its date of formation, August 11, 2004, there has been no material adverse change in the business, operations, property, prospects or financial or other condition of the Borrower.

          (f) Except as set forth in Schedule V or as otherwise disclosed by the
     Parent in its publicly available SEC filings, there is no pending or threatened action, investigation or proceeding affecting the Borrower, the
     Parent or any of their Subsidiaries before any court, governmental agency or arbitrator which if determined adversely to any of them, could reasonably be expected, individually or in the aggregate, to result in a
     Material Adverse Effect.

          (g) No proceeds of any Advances will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the
     Securities Exchange Act of 1934.

          (h) The Borrower is the legal and beneficial owner of the Transferred
     Assets and Related Security free and clear of any Adverse Claim. The
     Program Agent for the benefit of the Investors and the Banks has a valid and perfected first priority security interest in each Transferred Asset now existing or hereafter arising and in the Related Security and
     Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office,

                                       54

     except those listed in Schedule VI relating to the Credit Agreement and the
     Indentures, all of which the Borrower represents relate to security interests that are subject to the Intercreditor Agreement, and those filed in favor of the Program Agent relating to this Agreement and those filed pursuant to the Purchase Agreements. Each Transferred Asset characterized in any Borrower Report or other written statement made by or on behalf of the Borrower as an Eligible Receivable or Eligible Participation Interest,
     or as included in the Net Receivables Pool Balance is, as of the date of such Borrower Report or other statement (or, if applicable, as of a date certain specified in such report), an Eligible Receivable or Eligible
     Participation Interest, as properly included in the Net Receivables Pool
     Balance.

          (i) Each Borrower Report, Interim Report, Daily Report and
     Determination Date Certificate (if prepared by the Borrower or one of its
     Affiliates, or to the extent that information contained therein is supplied by the Borrower or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Borrower to the Program Agent, the Investor
     Agents, the Investors or the Banks in connection with and before or after the date of this Agreement is or will be accurate in all material respects as of its date or (except as other wise disclosed to the Program Agent, the
     Investor Agents, the Investors or the Banks, as the case may be, at such time) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j) The principal place of business and chief executive office of the
     Borrower and the office where the Borrower keeps its records concerning the
     Transferred Assets are located at the address or addresses referred to in
     Section 5.01(b).

          (k) The names and addresses of all the Deposit Banks and Account
     Banks, together with the post office boxes and account numbers of the
     Lock-Boxes, Deposit Accounts and Governmental Entity Receivables Accounts,
     as the case may be, of the Borrower at such banks, are as specified in
     Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g). The Lock-Boxes, Deposit Accounts and
     Governmental Entity Receivables Accounts, as the case may be, are the only post office boxes and bank accounts into which Collections of Receivables and Participated Receivables are deposited or remitted. The Borrower has delivered to the Program Agent a fully executed Deposit Account Agreement or Governmental Entity Receivables Agreement with respect to each Deposit
     Account, Governmental Entity Receivables Account and any associated
     Lock-Boxes.

          (l) Each Pool Receivable (or Participated Receivable, as the case may
     be) (i) is of a nature that financing such Receivable or Participated
     Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of
     1933, as amended, and (ii) is an obligation

                                       55

     representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company
     Act of 1940, as amended.

          (m) The Borrower is not known by and does not use any tradename or doing- business-as name.

          (n) The Borrower was incorporated on August 11, 2004 under the name of
     Cayman Resources (22) Ltd. (registration no. 138722), and the Borrower did not engage in any business activities prior to the date of this Agreement.
     The Borrower has no Subsidiaries.

          (o) (i) The fair value of the property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the
     Borrower, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay all probable liabilities of the Borrower on its debts as they become absolute and matured, (iii) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's abilities to pay such debts and liabilities as they mature and (iv) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's property would constitute unreasonably small capital.

          (p) With respect to each Transferred Asset the Borrower (i) shall have received such Transferred Asset as a contribution to the capital of the
     Borrower by Cayman SPE I, (ii) shall have purchased such Transferred Asset from Cayman SPE I in exchange for payment (made by the Borrower to Cayman
     SPE I in accordance with the provisions of the Tertiary Purchase Agreement)
     of cash or (iii) shall have received such Transferred Asset partially as a capital contribution and partially for payment in cash, in each case in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by Cayman SPE I to the Borrower.

          (q) Taxes. The Borrower has timely filed or caused to be filed all required income tax and sales tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, except where the payment of any such taxes is being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower in respect of such taxes or charges imposed by a Governmental Entity are, in the opinion of the Borrower, adequate for the payment thereof.

          SECTION 4.02. Representations and Warranties of the Collection Agent.
The Collection Agent hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day during the
Revolving Period:

                                       56

          (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a
     Material Adverse Effect.

          (b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder (i)
     are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1)
     the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the
     Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

          (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (e) Since February 28, 2004 there has been no material adverse change in the business, operations, property, prospects or financial or other condition of the Collection Agent.

          (f) Except as set forth in Schedule V, there is no pending or threatened action, investigation or proceeding affecting the Collection
     Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which if determined adversely, could reasonably be expected to result in a Material Adverse Effect.

          (g) On each day during the Revolving Period (and after giving effect to any Advance to be made on such day), the Facility Principal (less the amount of Cure Funds then in the Cure Account) is not greater than the
     Borrowing Base. Each Transferred Asset characterized in any Borrower Report as an Eligible Receivable or Eligible Participation Interest, or as
     included in the Net Receivables Pool Balance is, as of the date of such
     Borrower Report (or, if applicable, as of a date certain specified in such information), an Eligible Receivable or Eligible Participation Interest, or
     properly included in the Net Receivables Pool Balance.

                                       57

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.01. Covenants of the Borrower. Until the later of the
Facility Termination Date or the date on which all Obligations shall be paid in full:

          (a) Compliance with Laws, Etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to result in a Material Adverse Effect.

          (b) Offices, Records, Name and Organization. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Assets at the address of the Borrower set forth on Schedule III hereto or, upon 30 days' prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States. The Borrower will not change its name or its jurisdiction of organization, unless (i) the Borrower shall have provided the Program Agent and each Investor Agent with at least 30 days'
     prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent to protect and perfect the security interest in the Transferred Assets have been taken and completed. The Borrower also will maintain and implement (or cause the Collection Agent to maintain or implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Assets and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Collection Agent to maintain or implement) all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables and Participated Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and Participated Receivables and all Collections of
     and adjustments to each existing Participated Receivable).

          (c) Performance and Compliance with Contracts and Credit and
     Collection Policy. The Borrower will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the
     Transferred Assets and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Assets and the related Contract.

          (d) Sales, Liens, Etc. Except for the security interest created hereunder in favor of the Program Agent, the Borrower will not sell, assign
     (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Collateral, or upon or with respect to any account to which any

                                       58

     Collections of any Pool Receivable or Participated Receivable are sent, or assign any right to receive income in respect thereof.

          (e) Extension or Amendment of Receivables and Participated
     Receivables. Except as provided in Section 6.02(c), the Borrower will not
     (and will not permit the Collection Agent or any Originator to) extend, amend or otherwise modify the terms of any Pool Receivable or Participated
     Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (f) Change in Business or Credit and Collection Policy. The Borrower
     will not make any change in the character of its business or in the Credit and Collection Policy that could, in either case, reasonably be expected to result in a Material Adverse Effect.

          (g) Change in Payment Instructions to Obligors. The Borrower will not add or terminate any bank, post office box or bank account as a Deposit
     Bank, Account Bank, Lock-Box, Deposit Account or Governmental Entity
     Receivables Account from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such account or box, unless each of the Agents shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Deposit Account Agreement or Governmental Entity Receivables
     Agreement with each new Deposit Bank or Account Bank, as the case may be, or with respect to each new Lock- Box, Deposit Account or Governmental
     Entity Receivables Account.

          (h) Deposits to Lock-Boxes, Deposit Accounts, Governmental Entity
     Receivables Accounts. The Borrower will (or will cause the Collection Agent or the Originators to) instruct all Obligors that are Governmental Entities other than Contract Payors to remit all their payments in respect of
     Participated Receivables to Governmental Entity Receivables Accounts or
     Lock-Boxes associated therewith. The Borrower will (or will cause the
     Collection Agent or the Originators to) instruct all Obligors that are not
     Governmental Entities other than Contract Payors to remit all their payments in respect of Receivables to Deposit Accounts or Lock-Boxes associated therewith. If the Borrower shall receive any Collections directly, it shall immediately (and in any event within one Business Day)
     deposit the same to a Deposit Account (in the case of Collections of
     Receivables) or a Governmental Entity Receivables Account (in the case of
     Collections of Participated Receivables). The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any
     Lock-Box, Deposit Account or Governmental Entity Receivables Account, cash or cash proceeds other than Collections of Receivables or Participated
     Receivables.

          (i) Good Standing Certificates. The Borrower will within (a) 90 days after the date of this Agreement provide to the Program Agent copies of good standing certificates or the equivalent for K&B Tennessee Corporation and Rite Aid of Tennessee, Inc., and (b) within 30 days after the date of this Agreement provide to the Program Agent copies of good standing certificates or the equivalent for the Borrower and Cayman SPE I under
     Cayman Islands law.

                                       59

          (j) Further Assurances. (i) The Borrower agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect or protect the security interest granted under this
     Agreement, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies under this Agreement.

          (ii) The Borrower authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Collateral.

          (k) Reporting Requirements. The Borrower will provide to the Program
     Agent and the Investor Agents (in multiple copies, if requested by the
     Program Agent or any Investor Agent) the following:

               (i) as soon as available and in any event within 50 days (or such earlier date that is 5 days after the then-current filing deadline for the Parent's Quarterly Report on Form 10-Q) after the end of each of the first three quarters of each fiscal year of the Parent, the
          Parent's and its consolidated Subsidiaries' consolidated balance sheet as of the end of such quarter and statements of income and cash flows for the then elapsed portion of such fiscal year for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Parent;

               (ii) as soon as available and in any event within 105 days (or such earlier date that is 10 days after the then-current filing deadline for the Parent's Annual Report on Form 10-K) after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing
          (without a "going concern" or like qualification or exception and without any material qualification or exception as to the scope of the audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with
          GAAP;

               (iii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters (or such earlier date that is 5 days after the then-current filing deadline for the
          Parent's Quarterly Report on Form 10-Q) and within 105 days after the end of the fourth fiscal quarter of each fiscal year (or such earlier date that is 10 days after the then-current filing deadline for the
          Parent's Annual Report on Form 10-K) of the Borrower, a balance sheet of the

                                       60

          Borrower as of the end of such quarter and a statement of income and cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Borrower;

               (iv) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of
          Termination, a statement of a Financial Officer of the Borrower setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Borrower has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports that the Parent sends to any of its security holders, and copies of all reports and registration statements that the Parent or any of its Subsidiaries files with the SEC or any national securities exchange;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit
          Guaranty Corporation or the U.S. Department of Labor or that the
          Parent or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3)
          of ERISA) to which the Parent or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such ERISA Affiliate in excess of
          $10,000,000;

               (vii) at least 30 days prior to any change in the name or
          jurisdiction of organization of the Parent, any Originator or the
          Borrower, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

               (viii) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date"
          under any Purchase Agreement;

               (ix) so long as any Principal shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling to HQ, pursuant to the
          Originator Purchase Agreement, all newly arising or acquired
          Originator Receivables and Participation Interests in Government
          Receivables; and notice that HQ or Cayman SPE I has stopped selling or contributing Receivables and Participation Interests in Government
          Receivables pursuant to the Secondary Purchase Agreement or the
          Tertiary Purchase Agreement, as the case may be;

               (x) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of a Financial Officer of the

                                       61

          Borrower to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any
          Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

               (xi) promptly after receipt thereof, copies of all notices received by the Borrower from any Person under or with respect to any
          Purchase Agreement;

               (xii) at least 60 days prior to the end of the last fiscal year of the Parent referred to in Schedule IV, a new Schedule IV, setting forth the Months for the upcoming fiscal year or years; and

               (xiii) such other information respecting the Receivables,
          Participated Receivables, or Participation Interests or the condition or operations, financial or otherwise, of the Borrower, the Parent or any other Originator as the Program Agent or any Investor Agent may
          from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

          Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(k) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the Internet at http://www.riteaid.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at
     www.sec.gov; provided that the Parent shall deliver paper copies of the reports and financial statements referred to in clauses (i), (ii) and (v)
     of this Section 5.01(k) to the Program Agent or any Investor Agent or Bank
     who requests the Parent to deliver such paper copies until written notice to cease delivering paper copies is given by the Program Agent or such
     Investor Agent or Bank, as applicable.

          (l) Separateness. (i) [Intentionally Omitted.]

          (ii) The Borrower shall not direct or participate in the management of any of the Other Companies' operations or of any other Person's operations.

          (iii) The Borrower shall conduct its business from an office separate from that of the Other Companies and any other Person (but which may be located in the same facility as one or more of the Other Companies). The
     Borrower shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person.

          (iv) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

          (v) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

                                       62

          (vi) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Borrower shall hold itself out to the public under the
     Borrower's own name as a legal entity separate and distinct from the Other
     Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the
     Other Companies or any other Person.

          (vii) The Borrower shall not maintain any joint account with any Other
     Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person.

          (viii) The Borrower shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other
     Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company or any other Person.

          (ix) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

          (x) The Borrower shall comply in all material respects with its organizational documents and resolutions.

          (xi) The Borrower shall have recorded any security interests in its
     Register of Mortgages and Charges, with respect to all assets purchased from any of the Other Companies.

          (xii) The Borrower shall not engage in any transaction with any of the
     Other Companies, except as permitted by this Agreement and the other
     Transaction Documents.

          (xiii) [Intentionally Omitted.]

          (m) Tertiary Purchase Agreement. The Borrower will not amend, waive or modify any provision of the Tertiary Purchase Agreement or waive the occurrence of any "Event of Termination" under the Tertiary Purchase
     Agreement, without in each case the prior written consent of the Program
     Agent and each Investor Agent; provided, however, that the Borrower may amend the percentage set forth in the definition of "Discount" in the
     Tertiary Purchase Agreement in accordance with the provisions of the
     Tertiary Purchase Agreement without the consent of the Program Agent and each Investor Agent, provided, further, that the Borrower shall promptly notify the Program Agent and each Investor Agent of any such amendment. The
     Borrower will perform all of its obligations under the Tertiary Purchase
     Agreement in all material respects and will enforce the Tertiary Purchase
     Agreement in accordance with its terms in all material respects.

                                       63

          (n) Nature of Business. The Borrower will not engage in any business other than the purchase or acquisition of Transferred Assets, Related
     Security and Collections from Cayman SPE I and the transactions contemplated by this Agreement. The Borrower will not create or form any
     Subsidiary.

          (o) Mergers, Etc. The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired)
     to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as specifically contemplated by this
     Agreement and the other Transaction Documents.

          (p) Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of equity interests of the Borrower, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of equity of the
     Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash dividends on its share capital to its shareholders so long as
     (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the laws of The Cayman Islands, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the
     Borrower.

          (q) Debt. The Borrower will not incur any Debt, other than any Debt incurred pursuant to this Agreement.

          (r) Memorandum and Articles of Association. The Borrower will not amend or delete or modify its Memorandum and Articles of Association, without the prior written consent of the Program Agent. The Borrower will file with the appropriate registry office in the Cayman Islands within one
     Business Day after such registry reopens after the date of this Agreement, amendment documents to its Memorandum and Articles of Association reflecting, among other things, its change of name from Cayman Resources
     (22) Ltd. and limiting its corporate objects.

          (s) Additional Information. If additional information is requested by the Obligor as to a bill or supporting claim documents, the Borrower will cause the applicable Originator to promptly provide the same and, if any error has been made with respect to such information, cause the applicable
     Originator to promptly correct the same and, if necessary, to rebill such
     Originator Receivable.

          SECTION 5.02. Covenant of the Borrower, the Collection Agent and the
Originators. Until the latest of the Facility Termination Date or the date on which no Obligations shall be outstanding or the date all other amounts owed by the Borrower hereunder to the

                                       64

Investors, the Banks, the Investor Agents or the Program Agent are paid in full, each of the Borrower, the Collection Agent and each Originator will, at their respective expense, from time to time during regular business hours as requested by the Program Agent or any Investor Agent, permit the Program Agent, any
Investor Agent or their respective agents or representatives (including independent public accountants, which may be the Borrower's or the Parent's independent public accountants), (i) to conduct audits of the Receivables,
Participated Receivables, the Related Security and the related books and records and collections systems of the Borrower, the Collection Agent or such
Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower, the
Collection Agent or such Originator, as the case may be, relating to
Receivables, Participated Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Borrower, the Collection Agent or such Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables, Participated Receivables and the
Related Security or the Borrower's, the Collection Agent's or such Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Borrower, the Collection Agent or such
Originator, as the case may be, having knowledge of such matters. In addition, upon any Agent's request no more than four times per year (but without such limitation if an audit deficiency is described during any such audit), the
Program Agent will, at Borrower's expense, appoint independent public accountants or other Persons acceptable to the Agents (which shall not be the
Parent's or the Borrower's independent public accountants who perform regular financial statement audits for the Parent and its Subsidiaries), to prepare and deliver to the Program Agent and each Investor Agent a written report with respect to the Receivables, Participated Receivables and the Credit and
Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Program
Agent and the Investor Agents.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                OF POOL RECEIVABLES AND PARTICIPATED RECEIVABLES

          SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Receivables and Participated Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Program Agent gives notice to the Borrower of the designation of a new Collection Agent in accordance with the terms hereof, HQ is hereby designated as, and hereby agrees to perform the duties and obligations of, the
Collection Agent pursuant to the terms hereof. At any time after the occurrence and during the continuance of a Collection Agent Default, the Program Agent may
and, at the request of any two Investor Agents, the Program Agent shall designate as Collection Agent any Person (including itself) to succeed the
Parent or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the
Program Agent and each Investor Agent, subcontract with any other Person (except that in the case of an Originator no such consent is required) for the servicing, administration or collection

                                       65

of the Receivables and Participated Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall automatically terminate upon designation of a successor Collection Agent.

          SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable and Participated Receivable from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the
Credit and Collection Policy. The Borrower, the Program Agent, the Investor
Agents, the Banks and the Investors hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves, the
Investors and the Banks to enforce their respective rights and interests in the
Pool Receivables, the Participated Receivables, the Participation Interests, the
Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such
Receivables or Participated Receivables and shall act in the best interests of the Borrower, the Investors, the Banks, the Investor Agents and the Program
Agent.

          (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04. The Collection Agent is hereby authorized and empowered to instruct the Trustee to make withdrawals and payments from the Cure Account and Trustee's Account, subject to the limitations set forth in Section 6.09(a) and as otherwise set forth in this
Agreement.

          (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, HQ, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable or Participated Receivable as it deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable or Participated Receivable, provided that the classification of any such Receivable or Participated Receivable as a Delinquent
Receivable or Defaulted Receivable hereunder shall not be affected by any such extension.

          (d) The Collection Agent shall hold in trust for the Borrower and each
Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks)
which evidence or relate to Transferred Assets. The Collection Agent shall mark each Originator's master data processing records evidencing the Transferred
Assets with a legend, acceptable to the Program Agent, evidencing that such
Transferred Assets have been sold to the Borrower and marking the Participated
Receivables with a legend, acceptable to the Program Agent, evidencing that such
Purchased Receivables are the subject of a Participation Interest sold to the
Borrower.

          (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received with

                                       66

respect to Receivables and Participated Receivables not constituting Pool
Receivables or not subject to Participation Interests.

          (f) The Collection Agent shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the
Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Banks and the Investor Agents pursuant to
Section 2.04.

          (g) (i) No later than 3:00 p.m. (New York City time) on the seventh
Business Day of each Month, the Collection Agent shall prepare and forward to the Program Agent and each Investor Agent a Borrower Report relating to the
Receivables and Participated Receivables outstanding on the last day of the immediately preceding Month.

          (ii) On each Business Day, by no later than 12:00 noon (New York City time), the Collection Agent shall provide to the Trustee, and to the Investor
Agents and the Program Agent, a Daily Report as of the prior Business Day.

          (iii) On or before each Determination Date, the Collection Agent shall deliver to the Trustee, each Investor Agent and the Program Agent a
Determination Date Certificate for such Determination Date.

          (iv) No later than 12:00 noon (New York City time) on the fourth
Business Day following the end of the second calendar week of each Month, the
Collection Agent shall prepare and deliver to the Trustee, each Investor Agent and the Program Agent an Interim Report relating to Receivables and Participated
Receivables outstanding on the last day of such second calendar week.

          The Collection Agent shall transmit Borrower Reports, the Daily
Reports and the Determination Date Certificate, to the Program Agent, each
Investor Agent and, in the case of the Daily Reports and the Determination Date
Certificate, also to the Trustee, concurrently by facsimile and by electronic mail (each an "E-Mail Report"). Each E-Mail Report shall be (A) formatted as the
Program Agent may designate from time to time and shall be digitally signed and
(B) sent to the Program Agent and each Investor Agent and the Trustee, as the case may be, at an electronic mail address designated by each of them.

          SECTION 6.03. Certain Rights of the Agents. (a) After the occurrence and during the continuance of an Event of Termination or an Incipient Event of
Termination, the Program Agent may and, at the direction of any Agent, the
Program Agent shall notify the Obligors of Pool Receivables and Participated
Receivables, at any time and at the Borrower's expense, of the security interest granted under this Agreement.

          (b) At any time after the occurrence and during the continuance of an
Event of Termination or an Incipient Event of Termination:

               (i) The Program Agent may, and, at the direction of any Agent, the Program Agent shall to the extent permitted under applicable law, direct the

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          Obligors of Pool Receivables and Participated Receivables that all payments thereunder be made directly to the Program Agent or its designee.

               (ii) At any Agent's request and at the Borrower's expense, the
          Borrower shall notify each Obligor of Pool Receivables and
          Participated Receivables of the security interest in the Receivables or Participated Receivables granted under this Agreement and direct that payments be made directly to the Program Agent or its designee.

          (c) At any time:

               (i) At any Agent's request and at the Borrower's expense, the
          Borrower and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the
          Pool Receivables and Participated Receivables and the related
          Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables and Participated
          Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B)
          segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables and
          Participated Receivables in a manner acceptable to the Agents and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the
          Program Agent or its designee.

               (ii) The Borrower authorizes the Program Agent to take any and all steps in the Borrower's name and on behalf of the Borrower that are necessary or desirable, in the determination of any Agent, to collect amounts due under the Pool Receivables and Participated
          Receivables, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections of Pool
          Receivables and Participated Receivables and enforcing the Pool
          Receivables and Participated Receivables and the Related Security and
          related Contracts.

          SECTION 6.04. Rights and Remedies. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Program Agent may
(but shall not be required to) (after notice to the Collection Agent and such failure to perform, if capable of being cured, is not cured within 10 days after such notice is sent) itself perform, or cause performance of, such obligation;
and the Program Agent's costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

          (b) The Borrower and the Originators shall perform their respective obligations under the Contracts related to the Pool Receivables, the
Participated Receivables or the Participation Interests and the exercise by the
Program Agent on behalf of the Investors, the Banks and the Investor Agents of
their rights under this Agreement shall not release the Originators, the
Collection Agent or the Borrower from any of their duties or obligations with respect to any Pool Receivables, the Participated Receivables or the
Participation Interests or

                                       68

related Contracts. Neither the Program Agent, the Investors, the Investor Agents
nor the Banks shall have any obligation or liability with respect to any Pool
Receivables, the Participated Receivables or the Participation Interests or
related Contracts, nor shall any of them or the Borrower be obligated to perform the obligations of the Originators thereunder.

          (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of any Purchase Agreement, the provisions of
Article VI of this Agreement shall control.

          SECTION 6.05. Further Actions Evidencing the Advances. The Borrower
and each Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the
Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted hereunder, or to enable the
Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Borrower and each Originator hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions as any Agent may reasonably determine are necessary to perfect the security interest granted to the Program Agent pursuant to Section 2.11 hereof or the interests assigned pursuant to the Originator
Purchase Agreement. Such financing statements filed against the Borrower may describe the collateral in the same manner specified in Section 2.11 hereof or in any other manner as any Agent may reasonably determine is necessary to ensure the perfection of such security interest, including, without limitation, describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

          SECTION 6.06. Covenants of the Collection Agent and each Originator.
(a) [Intentionally Omitted.]

          (b) Change in Credit and Collection Policy. Neither the Collection
Agent nor any Originator will make any change in the Credit and Collection
Policy that would impair the collectibility of a significant amount of the Pool
Receivables or Participated Receivables or the ability of HQ (if it is acting as
Collection Agent) to perform its obligations under this Agreement. In the event that the Collection Agent or any Originator makes any change to the Credit and
Collection Policy, it shall, contemporaneously with such change, provide the
Program Agent and each Investor Agent with an updated Credit and Collection
Policy and a summary of all material changes.

          (c) Change in Payment Instructions to Obligors. The Collection Agent
will not add or terminate any bank, post office box or bank account as a Deposit
Bank, Account Bank, Lock-Box, Deposit Account or Governmental Entity Receivables
Account from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such box or account, unless the Investor Agents and the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Deposit Account

                                       69

Agreement, Governmental Entity Receivables Agreement with each new Deposit Bank or Account Bank or with respect to each new such box or account.

          (d) Deposits to Governmental Entity Receivables Accounts, Lock-Boxes
and Deposit Accounts. The Collection Agent will (or will cause the Borrower or the Originators to) instruct all Obligors that are Governmental Entities (other than Contract Payors) to remit all their payments in respect of Participated
Receivables to Governmental Entity Receivables Accounts or Lock-Boxes associated therewith. The Collection Agent will (or will cause the Borrower or the
Originator to) instruct all Obligors that are not Governmental Entities (other than Contract Payors) to remit all their payments in respect of Receivables to
Deposit Accounts or Lock-Boxes associated therewith. If the Collection Agent shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit Account or a Governmental
Entity Receivables Account, as the case may be. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock- Box, Deposit Account or Governmental Entity Receivables Account
cash proceeds other than Collections of Receivables or Participated Receivables, except as provided in the second to last sentence of this Section 6.06(d).

          In furtherance of the foregoing, the Collection Agent agrees (i)
within 30 days from the date of this Agreement, to notify all Obligors that are not Governmental Entities (other than Contract Payors) to remit all their payments in respect of Receivables to Deposit Accounts or Lock-Boxes associated therewith and (ii) thereafter, to use ongoing commercially reasonable efforts to obtain compliance with such notice from those Obligors who have failed to so comply. The foregoing notwithstanding the Collection Agent acknowledges that collections on account of accounts receivable belonging to Drugstore.com are regularly deposited into the Governmental Entity Receivables Account and agrees to identify and remove such collections (from such account or the Trustee's
Account, as the case may be) within two Business Days after they are received.
The Originators and the Collection Agent will provide such information regarding such Drugstore.com receivables and the contractual arrangements between them and
Drugstore.com as any Agent may reasonably request and will cooperate with the
Agents in implementing such provisions relating to such Drugstore.com receivables as the Agents may reasonably request following such review by the
Agents.

          (e) Maintenance of Records. The Collection Agent also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and
Participated Receivable and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all
Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and Participated Receivable and all
Collections of and adjustments to each existing Pool Receivable and Participated
Receivable).

          SECTION 6.07. Indemnities by the Collection Agent. Without limiting any other rights that the Program Agent, any Investor Agent, any Investor, any
Bank, the Trustee or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a "Special
Indemnified Party") may have hereunder or under applicable law, and

                                       70

in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees)
(all of the foregoing being collectively referred to as "Special Indemnified
Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found in a final non-
appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified
Party, (b) recourse for Receivables and Participated Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes or franchise taxes measured by income or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this
Agreement or the security interest granted hereunder or in respect of any
Receivable, Participated Receivable or any Contract):

               (i) any representation made or deemed made by the Collection
          Agent pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

               (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool
          Receivable, Participated Receivable, or Contract; or the failure of any Pool Receivable, Participated Receivable, or Contract to conform to any such applicable law, rule or regulation;

               (iii) the failure to have filed, or any delay in filing,
          financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables
          Pool, Participated Receivables with respect to which the Participation
          Interest is in the Receivables Pool, the Contracts and the Related
          Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

               (iv) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

               (v) the commingling of Collections of Pool Receivables or
          Participated Receivables at any time by the Collection Agent with other funds;

               (vi) any breach of an obligation of the Collection Agent reducing or impairing the rights of the Program Agent, the Investor Agents, the
          Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable or Participated Receivable;

                                       71

               (vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

               (viii) any claim brought by any Person other than a Special
          Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any
          Receivable or Participated Receivable; or

               (ix) any claim, loss or liability incurred by the Trustee or its
          Affiliates arising out of the administration of the Trustee's duties hereunder or otherwise incurred in connection with the transactions contemplated herein or under any of the other Transaction Documents;
          provided, that the Collection Agent shall be obligated with respect to a claim, loss or liability referred to in this clause (ix) only to the extent payment with respect thereto is not made from Investor
          Collections or by the Borrower.

          SECTION 6.08. Representations of the Collection Agent. The Collection
Agent hereby represents and warrants as follows:

          (a) Lock Boxes, Deposit Accounts, Governmental Entity Receivables
     Accounts and the Collateral Advance Account. Specified on Schedule I hereto
     (as amended by the Collection Agent from time to time in accordance with
     Section 6.09(b)) are (i) the Lock Box numbers, (ii) the names, addresses and ABA numbers of all the Deposit Banks and Account Banks, together with the account numbers of the Deposit Accounts or Governmental Entity
     Receivables Accounts, as the case may be, and the name of a contact person at each Deposit Bank and Account Bank, as the case may be, and (iii) the name, address and ABA number of the Collateral Advance Account Bank, together with the account number and the name of a contact person for the
     Collateral Advance Account.

          (b) Payment Instructions. It has notified (or has caused the
     Originators to notify) the Obligor on each Receivable or Participated
     Receivable other than Contract Payors to make payments on such Receivable to either one of the Lock Boxes or one of the Collection Accounts.

          (c) Daily Reports, Interim Reports, Borrower Reports and Determination
     Date Certificates. Each Daily Report, Interim Report, Borrower Report and
     Determination Date Certificate delivered by the Collection Agent pursuant to this Agreement shall be true and correct in all material respects on the date such report or certificate is delivered.

          SECTION 6.09. Establishment of Collateral Advance Account and Deposit
Accounts. (a) Collateral Advance Account. (i) On or prior to the date of this
Agreement, the Collection Agent, for the benefit of the Banks, shall establish and maintain or cause to be established and maintained in the name of the
Borrower with an Eligible Institution (which shall initially be JPMorgan Chase
Bank), an account (such account being the "Collateral Advance

                                       72

Account" and such institution holding such account being the "Collateral Advance
Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Banks and entitled
"Citicorp North America, Inc., as Program Agent -- Collateral Advance Account
for the Rite Aid Receivables Financing Agreement." The Collateral Advance
Account shall be under the sole dominion and control of the Program Agent for the benefit of the Banks which have made Cash Secured Advances, and neither the
Borrower, nor any Person claiming by, through or under the Borrower, shall have any right, title or interest in, or any right to withdraw any amount from, the
Collateral Advance Account. Except as expressly provided in this Agreement, the
Collateral Advance Account Bank agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collateral Advance Account for any amount owed to it by the Trustee, any
Beneficiary, the Borrower, any Predecessor Purchaser or any Originator. The tax
identification no. associated with the Collateral Advance Account shall be that of the Borrower.

              (ii) The Trustee will comply with (a) all written instructions directing disposition of the funds in the Collateral Advance Account, (b) all notifications and entitlement orders that the Trustee receives directing it to transfer or redeem any financial asset in the Collateral Advance Account, and
(c) all other directions concerning the Collateral Advance Account, including, without limitation, directions to distribute to any Investor Agent at such
Investor Agent's Account proceeds of any such transfer or redemption or interest or dividends on property in the Collateral Advance Account (any such instruction, notification or direction referred to in clause (a), (b) or (c)
above being a "Collateral Advance Account Direction"), in each case of clauses
(a), (b) and (c) above originated by the Program Agent without further consent by the Borrower or any other Person. Except as specified in subsection (iii) of this Section 6.09(a), the Trustee will comply with Collateral Advance Account
Directions and other directions concerning the Collateral Advance Account originated by, and only by, the Program Agent.

              (iii) Funds on deposit in the Collateral Advance Account shall, at the written direction of the Borrower, be invested by the Trustee in Eligible
Investments as instructed by the Borrower in writing (which may be a standing instruction). All such Eligible Investments shall be held in the Collateral
Advance Account by the Trustee for the benefit of the Program Agent for the ratable benefit of the Banks which have made Cash Secured Advances. Such funds shall be invested in Eligible Investments that will mature so that funds will be available in amounts sufficient for the Trustee to make each distribution as and when required under the terms of this Agreement. All interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Collateral Advance Account, to the extent such investment income is not needed to pay the relevant Investment Agents for the ratable benefit of the Term-Out Banks under the terms of this Agreement, shall be added to the
Collateral Advance Account.

              (iv) If, at any time, the institution with which the Collateral
Advance Account is maintained ceases to be an Eligible Institution, the
Borrower, upon obtaining actual knowledge thereof, shall, within five Business
Days from obtaining such knowledge or, if earlier, from notice to such effect by any Agent, (i) establish a new Collateral Advance Account meeting the conditions specified above with an Eligible Institution, and

                                       73

(ii) transfer any cash and/or any financial assets held in the old Collateral
Advance Account to such new Collateral Advance Account, respectively. From the date such new Collateral Advance Account is established, it shall be the
"Collateral Advance Account" hereunder and for all purposes hereof.

          (b) Deposit Accounts and Governmental Entity Receivables Accounts. On
or prior to the date of this Agreement, the Collection Agent for the benefit of the Beneficiaries, shall establish and maintain or cause to be established and maintained (i) Lock Boxes to which Obligors will remit payments with respect to
Receivables and (ii) Deposit Accounts or Governmental Entity Receivables
Accounts with an Eligible Institution. Obligors will be directed to remit payments with respect to their Receivables or Participated Receivables to a Lock
Box, a Deposit Account or a Governmental Entity Receivables Account in
accordance with the terms of Section 6.06(d). The Lock Boxes (other than those to which only Collections relating to Participated Receivables of Governmental
Entities are directed and from which there will be daily sweeps to the Trustee's
Account), and Deposit Accounts shall be under the sole control of the Program
Agent for the benefit of the Beneficiaries, and neither the Borrower, the
Collection Agent, the Parent nor any Person claiming by, through or under the
Borrower, the Collection Agent, or the Parent, shall have any right, title or interest in, or any right to withdraw any amount from, any Lock Box (other than those to which only Collections relating to Participated Receivables of
Governmental Entities are directed). The Collection Agent shall transfer
Collections to the Trustee's Account in the manner set forth in Section 6.10.
Each Deposit Account and Governmental Entity Receivables Account shall be maintained with documentation and instructions in form and substance satisfactory to the Agents. Such documentation shall provide, among other things, that available amounts shall be immediately transferred to the Trustee's
Account. The Collection Agent will not (i) make any change in any Lock Box numbers, the name, address or ABA number of any Deposit Bank or Account Bank, the account number of any Deposit Account, the name, address or ABA number of any Collateral Advance Account Bank, or the account number for any Collateral
Advance Bank from that set forth in Schedule I hereto or (ii) amend any instruction to any Obligor or any instruction to or agreement with any Deposit
Bank or Account Bank with respect to any Lock Box, Deposit Account or
Governmental Entity Receivables Account (other than to (A) redirect payments of
Obligors to a different Lock Box or Deposit Account, (B) close unused Lock
Boxes, Deposit Accounts and Governmental Entity Receivables Accounts and (C)
open new Lock Boxes, Deposit Accounts and Governmental Entity Receivables
Accounts if the Trustee and the Program Agent shall have received executed copies of the Deposit Account Agreements or Governmental Entity Receivables
Agreements with each new Deposit Bank or Account Bank and an updated Schedule I)
unless the Program Agent shall have given its prior consent to such change or amendment and notified the other Agents thereof.

          SECTION 6.10. Establishment of Trustee's Account and Cure Account. (a)
(i) The Collection Agent, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Trustee, with an Eligible Institution (which shall initially be the Trustee) a segregated non-interest bearing trust account accessible only by the Trustee (the "Trustee's Account"), which shall be identified as the "Trustee's Account for the Rite Aid Receivables Financing
Agreement" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. The Trustee's
Account initially shall be

                                       74

established at the Trustee. Except as specifically provided in this Agreement, the Trustee agrees that it shall have no right of set-off or banker's lien against and no right to otherwise deduct from any funds held in the Trustee's
Account for any amount owed to it by any Beneficiary, the Borrower, any
Predecessor Purchaser or any Originator. The tax identification no. associated with the Trustee's Account shall be that of the Borrower.

              (ii) At the written direction of the Collection Agent (which may be a standing direction), funds on deposit in the Trustee's Account shall be invested by the Trustee in Eligible Investments selected by the Collection Agent that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the
Beneficiaries. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the
Trustee's Account shall be applied as set forth in Section 2.04A. Funds deposited in the Trustee's Account on a Business Day which immediately precedes a Distribution Date are not required to be invested overnight.

          (b) (i) The Collection Agent, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Trustee a segregated trust account accessible only by the Trustee (the "Cure Account"), which shall be identified as the "Cure Account for the Rite Aid Receivables Financing
Agreement" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. The Cure
Account shall initially be established with the Trustee and thereafter may only be established or maintained at an Eligible Institution. Except as specifically provided in this Agreement, the Trustee agrees that it shall have no right of set-off or banker's lien against and no right to otherwise deduct from any funds held in the Trustee's Account for any amount owed to it by any Beneficiary, the
Borrower, any Predecessor Purchaser or any Originator. The tax identification
no. associated with the Cure Account shall be that of the Borrower.

              (ii) At the written direction of the Collection Agent (which may be a standing direction), funds on deposit in the Cure Account shall be invested by the Trustee in Eligible Investments selected by the Collection Agent that will mature so that such funds will be available on or before the close of business on the Business Day preceding the next Distribution Date. All such
Eligible Investments shall be held by the Trustee for the benefit of the
Beneficiaries. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cure
Account shall be applied as set forth in Section 2.04A. Funds deposited in the
Cure Account on a Business Day which immediately precedes a Distribution Date are not required to be invested overnight.

          (c) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Trustee's Account and the Cure Account (collectively, the
"Trustee Accounts") and in all proceeds thereof. The Trustee Accounts shall be under the sole dominion and control of the Trustee for the benefit of the
Beneficiaries. If, at any time, any of the Trustee Accounts is held by an institution other than an Eligible Institution, the Trustee (or the Collection
Agent, at the direction of the Trustee and on its behalf) shall within 10
Business Days establish a new Trustee Account meeting the conditions specified in paragraph (a)(i) or (b)(i) above, as applicable, and shall transfer any cash

                                       75

and/or any investments to such new Trustee Account. Neither the Borrower, the
Collection Agent nor any Person or entity claiming by, through or under the
Borrower, the Collection Agent or any such Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any
Trustee Account, except as expressly provided herein. Schedule VII identifies each Trustee Account by setting forth the identification name of such account, the account number of each such account, the account designation of each such account and the name and location of the institution with which such account has been established. If a substitute Trustee Account is established pursuant to this Section 6.10, the party establishing such substitute Trustee Account shall promptly provide to the Collection Agent or the Trustee, as applicable, an amended Schedule VII, setting forth the relevant information for such substitute
Trustee Account.

              (ii) Notwithstanding anything herein to the contrary, the
Collection Agent shall have the power, revocable by the Trustee at the written direction of any Agent, to instruct the Trustee in writing to make withdrawals and payments from the Trustee Accounts for the purposes of carrying out the
Collection Agent's or Trustee's duties hereunder.

          (d) At no time may greater than 10% of the funds on deposit in any
Trustee Account be invested in Eligible Investments (other than obligations of the United States government or agencies the obligations of which are guaranteed by the United States government or investments described in clause (e) of the definition of Eligible Investments) of any single entity or its Affiliates.
Nothing herein shall be construed to impose any obligation on the Trustee to monitor compliance with this Section 6.10(d).

          (e) Any request by the Collection Agent to invest funds on deposit in any Trustee Account shall be in writing (which may be a standing instruction)
and shall state that the requested investment is an Eligible Investment.

          (f) The Trustee is hereby authorized, unless otherwise directed by the
Collection Agent, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee.

          (g) The Trustee will, on a monthly basis, report to the Collection
Agent, the Borrower and the Agents from time to time on such investments, and at such other times that are reasonably requested by the Borrower or the Collection
Agent.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

          SECTION 7.01. Events of Termination. If any of the following events
("Events of Termination") shall occur and be continuing:

          (a) The Collection Agent (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or

                                       76

     (iii) of this subsection (a)) and such failure, if capable of being cured, shall remain unremedied for ten days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure, in the case of payments on account of Yield or Fees only, shall remain unremedied for one Business Day or (iii) shall fail to deliver any
     Borrower Report, Daily Report or Determination Date Certificate when required and such failure shall remain unremedied for one Business Day
     (provided, that the grace period in this clause (iii) may not be utilized more than three times in any Month); or

          (b) The Borrower shall fail to make any payment required under Section
     2.04(f); or

          (c) Any representation or warranty (unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterized as Eligible Receivables or specific Participated Receivables incorrectly characterized as Eligible Participated Receivables and either
     (i) immediately following the removal of such Receivables or Participated
     Receivables from the Net Receivables Pool Balance the Facility Principal
     (less the amount of Cure Funds then in the Cure Account) is not greater than the Borrowing Base or (ii) the Borrower shall have made any required deemed Collection payment pursuant to Section 2.04(f) with respect to such
     Receivables or Participated Receivables) made or deemed made by the
     Borrower, the Parent, any Originator, any Predecessor Purchaser or the
     Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, the Parent, any
     Originator, any Predecessor Purchaser or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Borrower or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days provided, that failure of the Borrower to perform or observe any covenant contained in Sections 5.01(b), 5.01(d), 5.01(g),
     5.01(h), 5.01(n), 5.01(o), 5.01(p) or 5.01(q) shall not be entitled to the benefit of such 10-day period; or

          (e) The Borrower, the Parent, the Collection Agent, any Predecessor
     Purchaser or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other

                                       77

     than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;
     or

          (f) The security interest created pursuant to Section 2.11 or Section
     2.16(b) shall for any reason cease to be a valid and perfected first priority security interest in the Collateral or the Cash Collateral, as the case may be; or

          (g) The Borrower, the Parent, the Collection Agent, any Predecessor
     Purchaser or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors;
     or any proceeding shall be instituted by or against the Borrower, the
     Parent, the Collection Agent, any Predecessor Purchaser or any Originator
     seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any proceeding or petition shall be instituted or adopted for the winding up of the Borrower or Cayman SPE I (whether or not in the context of a bankruptcy or insolvency proceeding); or the Borrower, the Parent, the
     Collection Agent, any Predecessor Purchaser or any Originator shall take any corporate or other action to authorize any of the actions set forth above in this subsection (g); or

          (h) As of the last day of any Month, either (i) the Default Ratio shall exceed 4.50 % or (ii) the average of the Default Ratios for such
     Month and the last two immediately preceding Months shall exceed 4.65 % or
     (iii) the Delinquency Ratio shall exceed 26.00 % or (iv) the average of the
     Delinquency Ratios for such Month and the last two immediately preceding
     Months shall exceed 23.00 % or (v) the average of the Dilution Ratios for such Month and the last two immediately preceding Months shall exceed 3.00
     %; or

          (i) The Facility Principal (less the amount of Cure Funds then in the
     Cure Account) shall be greater than the Borrowing Base upon the termination of a Cure Period; or

          (j) There shall have occurred any event which in the discretion of any two of the Investor Agents may materially adversely affect the collectibility of the Receivables Pool or the ability of the Borrower, the
     Parent, any Originator or the Collection Agent to collect Pool Receivables or Participated Receivables or otherwise perform its obligations under this
     Agreement and the other Transaction Documents; or

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          (k) An "Event of Termination" or "Facility Termination Date" shall occur under any Purchase Agreement, or any Purchase Agreement shall cease to be in full force and effect; or

          (l) All of the outstanding capital shares of the Borrower shall cease to be owned, directly or indirectly, by the Parent or all of the outstanding capital stock or shares of any Originator (other than the
     Parent) or any Predecessor Purchaser ceases to be owned, directly or indirectly, by the Parent; or a Change in Control of the Parent shall occur; or

          (m) One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against (i) the Parent, any Originator, any Predecessor Purchaser
     or any of their respective Subsidiaries or any combination thereof or (ii)
     the Collection Agent or any of its Subsidiaries or a combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the
     Parent, any Originator, any Predecessor Purchaser or the Collection Agent
     or any of their respective Subsidiaries to enforce any such judgment; or

          (n) The Parent shall fail to maintain a Minimum Liquidity Position at least equal to $110,000,000; or

          (o) (i) the Parent or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Section 302 or Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by the
     Parent or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of
     ERISA to terminate, to impose liability (other than for premiums under
     Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; or a condition shall exist by reason of which the
     PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Parent and/or one or more ERISA Affiliates to incur a current payment obligation in excess of $50,000,000; or (ii) any other ERISA Event shall have occurred that, in the opinion of the Investor Agents, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the ERISA Affiliates and any
     Subsidiaries in an aggregate amount exceeding $50,000,000; or

          (p) (i) The Parent shall fail to make any payment required by a Parent
     Undertaking, or (ii) the Parent shall fail to perform or observe any other term, covenant or agreement contained in a Parent Undertaking and any such failure shall remain

                                       79

     unremedied for 10 days after written notice thereof shall have been given to the Borrower by any Agent, or (iii) a Parent Undertaking shall cease to be in full force and effect; or

          (q) Any Governmental Entity Receivables Account Notice shall be revoked; or

          (r) A Collection Agent Default shall occur; or

          (s) The Receivable Turnover Days (without giving effect to the
     Collection Delay Period) shall at any time exceed 30 days; or

          (t) The PBGC or the Internal Revenue Service shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or Section 6320 of the Code with regard to the assets of the Parent, the
     Borrower or any Originator;

then, and in any such event, any or all of the following actions may be taken by notice to the Borrower: (x) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) if such event is a Collection Agent Default, and without limiting any other right under this Agreement to replace the Collection Agent, the Program Agent may in its discretion, and shall, at the direction of any
Investor Agent, designate another Person to succeed HQ as the Collection Agent;
provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the
Commitment Termination Date shall occur, HQ (if it is then serving as the
Collection Agent) shall cease to be the Collection Agent, and the Program Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors, the Investor
Agents, the Banks and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                THE PROGRAM AGENT

          SECTION 8.01. Authorization and Action. Each Investor and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other
Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The
Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Program
Agent. The

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Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower, any
Predecessor Purchaser, the Parent, the Collection Agent or any other Originator.
Notwithstanding any provision of this Agreement or any other Transaction
Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

          SECTION 8.02. Program Agent's Reliance, Etc. Neither the Program Agent
nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program
Agent's servicing, administering or collecting Pool Receivables and Participated
Receivables as Collection Agent) or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent: (a) may consult with legal counsel (including counsel for any Investor Agent, the Borrower, any Predecessor
Purchaser, the Parent, any other Originator and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b)
makes no warranty or representation to any Investor Agent, Investor or Bank
(whether written or oral) and shall not be responsible to any Investor Agent,
Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other
Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower, any Predecessor Purchaser, the Parent, any other Originator or the Collection
Agent or to inspect the property (including the books and records) of the
Borrower, any Predecessor Purchaser, the Parent, any other Originator or the
Collection Agent; (d) shall not be responsible to any Investor Agent, Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other
Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. CNAI and Affiliates. The obligation of Citibank to make
Advances under this Agreement may be satisfied by CNAI or any of its Affiliates.
With respect to any Advance made by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Program Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Borrower, the Parent, any other Originator, any
Predecessor Purchaser, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, the Parent, any other Originator, any Predecessor Purchaser, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CNAI were not the Program Agent and without any duty to account therefor to the Investor Agents, the Investors or the Banks.

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          SECTION 8.04. Indemnification of Program Agent. Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Borrower, the
Parent or any other Originator), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this
Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent's gross negligence or willful misconduct.

          SECTION 8.05. Delegation of Duties. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program
Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 8.06. Action or Inaction by Program Agent. The Program Agent
shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the
Banks, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors, Banks, the
Program Agent and the Investor Agents.

          SECTION 8.07. Notice of Events of Termination. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient
Event of Termination or of any Event of Termination unless the Program Agent has received notice from any Investor Agent, Investor, Bank, the Collection Agent,
any Originator, any Predecessor Purchaser or the Borrower stating that an
Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If
the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent whereupon each Investor Agent shall promptly give notice thereof to its respective Investors and Related Banks. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of
Termination as may be directed by the Investor Agents (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Investors and Banks.

          SECTION 8.08. Non-Reliance on Program Agent and Other Parties. Each
Investor Agent, Investor and Bank expressly acknowledges that neither the
Program Agent, any of its Affiliates nor any of their respective directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Borrower, the Collection Agent, any Predecessor Purchasers,
the

                                       82

Parent or any other Originator, shall be deemed to constitute any representation or warranty by the Program Agent. Each Investor and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program
Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between such Investor and its Investor Agent) or any other
Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Parent and the other
Originators, and the Advances and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction
Document. Except for items expressly required to be delivered under this
Agreement or any other Transaction Document by the Program Agent to any Investor
Agent, Investor or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Investor or Bank with any information concerning the Borrower, the Collection Agent, any Predecessor
Purchaser, the Parent or any other Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

          SECTION 8.09. Successor Program Agent. The Program Agent may, upon at least thirty (30) days' notice to the Borrower and each Investor Agent, resign as Program Agent. Such resignation shall not become effective until a successor agent is appointed by the Investor Agents (with the approval of the Borrower, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents.
After any retiring Program Agent's resignation hereunder, the provisions of this
Article VIII and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

          SECTION 8.10. Reports and Notices. The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Borrower or the Collection
Agent hereunder (other than any notices received by the Program Agent referred to in any of the definitions of Assignee Rate, Investor Rate or Fixed Period)
which are not otherwise required to be provided by the Borrower or the
Collection Agent directly to the Investor Agents in accordance with the terms hereof.

                                   ARTICLE IX

                               THE INVESTOR AGENTS

          SECTION 9.01. Authorization and Action. Each Investor and each Bank which belongs to the same Group hereby appoints and authorizes the Investor
Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and

                                       83

thereof, together with such powers as are reasonably incidental thereto. No
Investor Agent shall have any duties other than those expressly set forth in the
Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent.
No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower, the Parent or any other Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

          SECTION 9.02. Investor Agent's Reliance, Etc. No Investor Agent nor
any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (i) with the consent or at the request or direction of the Investors and Banks in its
Group or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, an Investor Agent:
(a) may consult with legal counsel (including counsel for the Program Agent, the
Borrower, the Collection Agent, any Predecessor Purchaser, the Parent or any
other Originator), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction
Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this
Agreement or any other Transaction Document on the part of the Borrower, the
Parent, any other Originator or any other Person or to inspect the property
(including the books and records) of the Borrower, any Predecessor Purchaser, the Parent, any other Originator or the Collection Agent; (d) shall not be responsible to any Investor or any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this
Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.03. Investor Agent and Affiliates. With respect to any
Advances made by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent. Each Investor Agent and any of its Affiliates may generally engage in any kind of business with the Borrower, any Predecessor Purchaser, the
Parent, any other Originator, the Collection Agent or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, any Predecessor Purchaser, the Parent, any other Originator, the Collection Agent or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Investors or Banks.

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          SECTION 9.04. Indemnification of Investor Agents. Each Bank in any
Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Borrower, the Parent or any other Originator), ratably according to the proportion of the Percentage of such Bank to the aggregate
Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor
Agent's gross negligence or willful misconduct.

          SECTION 9.05. Delegation of Duties. Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Investor
Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 9.06. Action or Inaction by Investor Agent. Each Investor
Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investors and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate. Each
Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investors and Banks in its
Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors and Banks in its Group.

          SECTION 9.07. Notice of Events of Termination. No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Investor or Bank, the Collection Agent, any Predecessor Purchaser, any Originator or the
Borrower stating that an Incipient Event of Termination or Event of Termination
has occurred hereunder and describing such Incipient Event of Termination or
Event of Termination. If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Investors and Banks in its Group and to the
Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent). The Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investors and Banks in its Group (subject to the other provisions of this
Article IX), but until such Investor Agent receives such directions, such
Investor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Investor Agent deems advisable and in the best interests of the Investors and Banks in its Group.

          SECTION 9.08. Non-Reliance on Investor Agent and Other Parties. Except
to the extent otherwise agreed to in writing between an Investor and its
Investor Agent, each Investor and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of
such Investor Agent's or Affiliate's directors, officers,

                                       85

agents or employees has made any representations or warranties to it and that no act by such Investor Agent hereafter taken, including any review of the affairs of the Borrower, the Parent or any other Originator, shall be deemed to constitute any representation or warranty by such Investor Agent. Except to the extent otherwise agreed to in writing between an Investor and its Investor
Agent, each Investor and Bank in the same Group represents and warrants to the
Investor Agent for such Group that, independently and without reliance upon such
Investor Agent, any of its Affiliates, any other Investor Agent, the Program
Agent or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Parent, any other Originator and the Advances and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Investor or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Investor or Bank in its Group with any information concerning the Borrower, the Collection Agent, any Predecessor Purchaser, the
Parent, any other Originator or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

          SECTION 9.09. Successor Investor Agent. Any Investor Agent may, upon at least thirty (30) days' notice to the Program Agent, the Borrower and the
Investors and Banks in its Group, resign as Investor Agent for its Group. Such resignation shall not become effective until a successor investor agent is appointed by the Investors and Banks in such Group and has accepted such appointment. Upon such acceptance of its appointment as Investor Agent for such
Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring Investor Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Investor Agent's resignation hereunder, the provisions of this Article
IX and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

          SECTION 9.10. Reliance on Investor Agent. Unless otherwise advised in writing by an Investor Agent or by any Investor or Bank in such Investor Agent's
Group, each party to this Agreement may assume that (i) such Investor Agent is acting for the benefit and on behalf of each of the Investors and Banks in its
Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Investors and
Banks in its Group.

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                                    ARTICLE X

                                 INDEMNIFICATION

          SECTION 10.01. Indemnities by the Borrower. Without limiting any other rights that the Program Agent, the Investor Agents, the Investors, the Banks,
the Trustee or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an "Indemnified
Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of the Advances or the security interest granted hereunder or in respect of any Transferred Asset or any Contract, excluding, however, (a)
Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for Transferred Assets which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes or franchise taxes measured by income or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the security interest granted hereunder or in respect of any Transferred Asset or any Contract. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified
Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the characterization in any Borrower Report or other written statement made by or on behalf of the Borrower of any Transferred
          Asset as an Eligible Receivable or Eligible Participation Interest or
          as included in the Net Receivables Pool Balance which, as of the date on which such information was certified, is not an Eligible Receivable or Eligible Participation Interest or should not be included in the
          Net Receivables Pool Balance;

               (ii) any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

               (iii) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Pool Receivable,
          Participated Receivable, Participated Interest, or the related
          Contract; or the failure of any Pool Receivable, Participated
          Receivable, Participation Interest, or the related Contract to conform to any such applicable law, rule or regulation;

               (iv) the failure to vest in the Investors or the Banks, as the case may be, a perfected security interest in the Collateral free and clear of any Adverse Claim;

                                       87

               (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferred Assets in, or purporting to be in, the Receivables
          Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any
          Receivable in, or purporting to be in, the Receivables Pool or any
          Participated Receivable with respect to which the applicable
          Participation Interest is in, or purports to be in, the Receivables
          Pool (including, without limitation, a defense based on such
          Receivable, Participated Receivable, or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such
          Receivable or Participated Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable or Participated Receivable
          (if such collection activities were performed by the Borrower acting as Collection Agent);

               (vii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

               (viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

               (ix) the commingling of Collections of Pool Receivables and
          Participated Receivables at any time with other funds;

               (x) any investigation, litigation or proceeding related to this
          Agreement or the use of proceeds of Advances or in respect of any
          Receivable, Participated Receivable, Participated Interest, Related
          Security or Contract;

               (xi) any failure of the Borrower to comply with its covenants contained in this Agreement or any other Transaction Document;

               (xii) any claim brought by any Person other than an Indemnified
          Party arising from any activity by the Borrower in servicing, administering or collecting any Receivable or Participated Receivable;

               (xiii) in the case of a Contract between an Originator and a PBM, where such PBM acts as an agent for Contract Payors rather than as a principal, the inability of the Program Agent, as collateral assignee pursuant to this Agreement and the other Purchase Agreements of such
          Contract, to enforce any Receivable

                                       88

          arising under such contract directly (by contract or by operation of law) against such Contract Payor, except to the extent such Contract
          Payor is a Governmental Entity and such enforcement rights are limited by the 1972 Amendments to the Social Security Act; and

               (xiv) the inability of any Agent, the Investors or the Banks to exercise their rights under this Agreement to review any Contract which contains a confidentiality provision that purports to restrict its ability to do so, or any litigation or proceeding relating to any such confidentiality provision.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower, HQ (as
Collection Agent or otherwise) or any Originator therefrom shall be effective unless in a writing signed by each Investor Agent and the Program Agent (and, in the case of any amendment, also signed by the Borrower, HQ and the Originators party hereto); provided, however, that the signatures of the Borrower, HQ and the Originators party hereto shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collection Agent at any time when the Collection Agent is not an Originator, the Parent or an Affiliate of such Originator or the
Parent or a successor Collection Agent is designated by the Agent pursuant to
Section 6.01, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by (x) the Collection Agent in addition to the Program Agent and each
Investor Agent, affect the rights or duties of the Collection Agent under this
Agreement or (y) the Trustee in addition to the Program Agent and each Investor
Agent, affect the rights or duties of the Trustee under this Agreement. No failure on the part of the Investors, the Banks, the Investor Agents, the
Trustee or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 11.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to each party hereto, at its address set forth on Schedule III hereto or at such other address or telecopy number as shall be designated by such party in a written notice to the other parties hereto. All notices and other communications given to any party hereto shall be deemed to have been given on the date of receipt.

          SECTION 11.03. Assignability. (a) This Agreement and the Investors'
rights and obligations herein (including ownership of each Advance made by it)
shall be assignable in whole or in part by the Investors and their successors and assigns (including, without limitation, pursuant to an Asset Purchase
Agreement), with the Borrower's consent, which shall not be

                                       89

unreasonably withheld or delayed, provided, that the Borrower's consent shall not be required if (i) the assignment shall be to an Eligible Assignee or (ii)
an Event of Termination or an Incipient Event of Termination has occurred and is continuing. Each such assignor shall notify the Program Agent, its Investor
Agent and the Borrower of any such assignment. Each such assignor may, in connection with any such assignment, disclose to the assignee or potential assignee any information relating to the Borrower, the Collection Agent, any
Predecessor Purchaser, the Parent or any other Originator, including the
Transferred Assets furnished to such assignor by or on behalf of the Borrower, the Parent, any other Originator or by the Program Agent; provided that, prior to any such disclosure, the assignee or potential assignee agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof.

          (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Advances made by it); provided, however, that:

               (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this
          Agreement,

               (ii) the amount being assigned pursuant to each such assignment
          (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Bank's Bank
          Commitment,

               (iii) the parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor's Investor
          Agent), for its acceptance and recording in the Register, an
          Assignment and Acceptance Agreement, together with a processing and recordation fee of $2,500,

               (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank or other Eligible Assignee an equal percentage of its rights and obligations under its Asset Purchase
          Agreement (or, if such assignor Bank is Citibank, it shall arrange for such assignee Bank or other Eligible Assignee to become a party to its
          Asset Purchase Agreement for a maximum Principal amount equal to the assignee's Bank Commitment), and

               (v) Citibank may not assign any portion of its Bank Commitment to the extent that it reduces such Bank Commitment below (A) 10% of the
          Facility Amount minus (B) the Principal of all Advances made by CNAI.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such
Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and
Acceptance

                                       90

Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (c) The Program Agent shall maintain at its address referred to in
Section 11.02 of this Agreement a copy of each Assignment and Acceptance
Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Principal of Advances or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the
Originators, the Program Agent, the Investor Agents, the Investors and the Banks
may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an
Assignment and Acceptance Agreement executed by an assigning Bank and an
Eligible Assignee, the Program Agent shall, if such Assignment and Acceptance
Agreement has been completed, (i) accept such Assignment and Acceptance
Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

          (d) Notwithstanding any other provision of this Section 10.03, any
Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Principal and
Yield) under this Agreement or under the Asset Purchase Agreement to secure obligations of such Bank to a Federal Reserve Bank, without notice to or consent of the Borrower or the Program Agent; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or under the Asset Purchase Agreement, as the case may be, or substitute any such pledgee or grantee for such Bank as a party hereto or to the Asset Purchase
Agreement, as the case may be.

          (e) Each Bank may sell participations, to one or more banks or other entities which are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Advances owned by it); provided, however, that:

               (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Borrower hereunder)
          shall remain unchanged,

               (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, and

               (iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under its Asset Purchase
          Agreement.

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The Agents, the other Banks and the Borrower shall have the right to continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          Such Bank may, in connection with any such participation, disclose to participants and potential participants any information relating to the
Borrower, the Collection Agent, any Predecessor Purchaser, the Parent or any
other Originator, including the Transferred Assets furnished to such Bank by or on behalf of the Borrower, provided that, prior to such disclosure, such participant or potential participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of
Section 11.06 hereof.

          (f) This Agreement and the rights and obligations of the Program Agent herein shall be assignable by the Program Agent and its successors and assigns.

          (g) Neither the Borrower, the Parent, any Originator or the Collection
Agent may assign its rights or obligations hereunder or any other Transaction
Document or any interest herein or therein without the prior written consent of the Program Agent and each Investor Agent.

          (h) CAFCO may, without the consent of the Borrower, sell
participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of CAFCO shall remain unchanged, (ii) CAFCO shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, and the Banks shall continue to deal solely and directly with CAFCO in connection with CAFCO's rights and obligations under this Agreement. Any agreement or instrument pursuant to which CAFCO sells such a participation shall provide that the
Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents;
provided that such agreement or instrument may provide that CAFCO will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of Principal or Yield that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii)
reduces any fees payable by the Borrower to the Program Agent or CAFCO's
Investor Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that CAFCO's source of funds may derive in part from its Participants.
Accordingly, references in Sections 2.08, 2.09, 2.10, 6.07, 9.01 and 11.04 and
the other terms and provisions of this Agreement and the other Transaction
Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to
CAFCO shall be deemed also to include those of its Participants; provided that the Borrower shall not be required to pay higher costs, expenses and indemnification amounts pursuant to this sentence than would be required to be paid by the Borrower in the absence of the sale of any participation by CAFCO to a Participant as contemplated by this Section 11.03(h). CAFCO or the Agent may, in connection with any such participation, disclose to Participants and potential Participants any information relating to the Borrower, the Collection
Agent, any Predecessor Purchaser, the

                                       92

Parent or the Originators, including the Transferred Assets, furnished to CAFCO or the Agent by or on behalf of the Borrower; provided that, prior to any such disclosure, such Participant or potential Participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof. Any interest sold by CAFCO to a Bank or its designee under its Asset Purchase Agreement shall not be considered a participation for the purpose of this Section 11.03(h) (and the Bank or its designee shall not be considered a Participant as a result thereof).

          (i) For avoidance of doubt, it is agreed that Jupiter may assign its rights and obligations hereunder as an Investor to Park Avenue Receivables
Company, LLC and Bank One may assign its rights and obligations hereunder as a
Bank and an Investor Agent to JPMorgan Chase Bank without any Person's consent, but upon 10 days' prior written notice to the Agents, the Trustee and the
Borrower.

          (j) Notwithstanding any other provision of this Section 11.03, none of the rights or obligations under this Agreement may be assigned in whole or in part unless as of the effective date of such assignment, the assignee is either
(A) a "United States person" (within the meaning of Section 7701(a)(30) of the
Code), or (B) entitled to a complete exemption from all U.S. withholding taxes with respect to payments made to such assignee under any Transaction Document.

          SECTION 11.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 10.01 hereof, the Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any
Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates with respect thereto and with respect to advising the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates as to their rights and remedies under this
Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, the Investor Agents, the Investors, the
Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

          (b) In addition, the Borrower shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of Promissory Notes or commercial paper notes issued to fund the making or maintenance of any Advance, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of any Investor's Promissory Note or commercial paper program, as the case may be, in connection with the preparation, completion, issuance, delivery or payment of Promissory Notes or commercial paper notes issued to fund the making or maintenance of any Advance.

          (c) The Borrower also shall pay on demand all other costs, expenses, and taxes (excluding the cost of auditing CAFCO's, Jupiter's and Blue Ridge's books by certified

                                       93

public accountants, the cost of rating CAFCO's, Jupiter's and Blue Ridge's commercial paper by independent financial rating agencies and income taxes)
incurred by CAFCO, Jupiter, Blue Ridge or any stockholder, partner or member of
CAFCO, Jupiter or Blue Ridge ("Other Costs"), including the taxes (excluding income taxes) resulting from CAFCO's, Jupiter's and Blue Ridge's operations, and the reasonable fees and out-of-pocket expenses of counsel for any stockholder, partner or member of CAFCO, Jupiter and Blue Ridge with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to CAFCO's, Jupiter's and Blue Ridge's operations; provided that the Borrower and any other Persons who from time to time sell receivables or interests therein to or borrow from CAFCO, Jupiter or
Blue Ridge ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are attributable to the Borrower and not attributable to any Other Seller, the Borrower shall be solely liable for such
Other Costs.

          (d) Further, the Borrower agrees to pay any and all breakage and other expenses of the Program Agent, the Investor Agents, the Investors and the Banks
(including, without limitation, reasonable attorneys' fees and disbursements and the cost including accrued interest, of terminating or transferring any agreements such as interest rate swaps, over-the- counter forward agreements and future contracts engaged by the Investors, the Banks, the Investor Agents or the
Program Agent) in connection with any reduction of the Principal relating to the funding or maintenance of any Advance (or portion thereof).

          SECTION 11.05. No Proceedings; Waiver of Consequential Damages. (a)
Each of the Borrower, the Program Agent, each Investor Agent, the Collection
Agent, each Originator, each Investor, each Bank, the Trustee, each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances or purchase interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, any
Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          (b) Each of the Originators, the Collection Agent and the Borrower
agree that no Indemnified Party shall have any liability to them or any of their securityholders or creditors in connection with this Agreement, the other
Transaction Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages
(including, without limitation, any loss of profits, business or anticipated savings).

          SECTION 11.06. Confidentiality. (a) Each of the Borrower, each
Originator, the Parent and the Collection Agent agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Program
Agent, (ii) to the legal counsel and auditors of the Borrower, the Parent and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such

                                       94

party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

          (b) Each Investor, each Bank, each Investor Agent, the Program Agent and the Trustee agree to maintain the confidentiality of all information with respect to the Borrower, each Originator, the Parent or the Receivables Pool
(including the Borrower Reports) furnished or delivered to it pursuant to this
Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the nationally recognized statistical rating agencies, (iii) to any actual or potential subordinated investor in any Investor or any provider of liquidity for any Investor, if such subordinated investor or provider of liquidity has agreed to hold it confidential, (iv) to credit enhancers and dealers and investors in respect of promissory notes of each
Investor in accordance with the customary practices of said Investor for disclosure to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower, the Parent, any Originator or any of their Affiliates by name, and (v) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and
provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) disclosure of any and all information obtained by the Trustee from sources other than the parties to this Agreement, (B) disclosure as required pursuant to the Transaction Documents, (C) disclosure of any and all information
(w) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (x) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Trustee's business or that of its affiliates, (y) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party, or (z) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed.

          (c) Notwithstanding any other provision herein or in any other
Transaction Document, each Investor, each Bank, each Agent and the Trustee hereby confirms that the Borrower, the Originator and the Collection Agent (and
each employee, representative or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and
U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

          (d) Each of the parties hereto and each successor Collection Agent hereunder agrees to comply with the requirements of Annex I or (in the case of a successor Collection Agent) Annex K.

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          SECTION 11.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK
WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR
THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT
THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE
EFFECT OF PERFECTION OR NON- PERFECTION OF THE SECURITY INTERESTS OF THE
INVESTORS AND THE BANKS IN THE COLLATERAL ARE GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 11.08. Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 11.09. Survival of Termination. The provisions of Sections
2.08, 2.09, 6.07, 10.01, 11.04, 11.05, 11.06, 11.07, 11.13 and 12.05 shall survive any termination of this Agreement or earlier resignation or removal of the Trustee.

          SECTION 11.10. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or
Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The
Borrower hereby irrevocably appoints CT Corporation (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New
York 10011, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the Borrower, the Parent, the Collection Agent and the
Originators consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Sec tion 11.10 shall affect the right of the Investors, any Bank or any Agent to serve legal process in any other manner permitted by law.

          (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice,

                                       96

attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this
Agreement or any other Transaction Document.

          SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN
TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED
WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

          SECTION 11.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the judgment creditor could purchase
U.S. Dollars with such other currency at New York, New York on the Business Day preceding that on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due from it to the Investors, the Banks or the Agents hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Investors, the Banks or the
Agents (as the case may be) of any sum adjudged to be so due in such other currency, the Investors, the Banks or the Agents (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Investors, the Banks or the Agents (as the case may be) in U.S. Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Investors, the Banks or the Agents (as the case may
be) against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Investors, the Banks or the Agents (as the case may be) in
U.S. Dollars, the Investors, the Banks or the Agents (as the case may be) shall remit to the Borrower such excess.

          SECTION 11.13. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of each Investor under this Agreement are solely the obligations of such Investor and, in the case of obligations of such Investor other than commercial paper, shall be payable at such time as funds are received by or are available to such Investor in excess of funds necessary to pay in full all outstanding commercial paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Investor but shall continue to accrue.
Each party hereto agrees that the payment of any claim (as defined in Section
101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all commercial paper. No recourse under any obligation, covenant or agreement of any Investor contained in this
Agreement shall be had against any member, manager, officer, director, employee or agent of any Investor, any Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of such
Investor individually,

                                       97

and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of any
Investor, any Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

                                   ARTICLE XII

                                   THE TRUSTEE

          SECTION 12.01. Duties of the Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement, and no implied duties or covenants shall be read into this Agreement against the Trustee. The Trustee shall have no duty to act as Collection Agent, to perform Collection Agent functions or to retain a successor Collection Agent.

          (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt written notice to the Borrower, the Investor Agents and the Program
Agent of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee nor any of its officers, directors, employees or agents from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

               1. the Trustee shall not be personally liable for an error of judgment made in good faith by any Responsible Official of the
          Trustee, unless it shall be determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

               2. the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Investor Agents relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee in accordance with the terms of this
          Agreement, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                                       98

               3. the Trustee shall not be charged with knowledge of any failure by the Collection Agent to comply with any obligations of the
          Collection Agent contained herein or of any Event of Termination unless a Responsible Official of the Trustee obtains actual knowledge of such failure or such event or a Responsible Official of the Trustee receives written notice of such failure or such event from the
          Collection Agent, any Investor Agent, the Program Agent, any Investor
          or any Bank.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Collection Agent under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Collection Agent in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the
Trustee shall take no action reasonably likely to impair the interests of the
Investor Agents or the Program Agent (for the benefit of the Investors and the
Banks) in any Receivable, Participated Receivable or Participation Interest now
existing or hereafter created or impair the value of any Receivable,
Participated Receivable or Participation Interest now existing or hereafter created.

          (f) The Trustee shall have no responsibility or liability for the selection of or investment losses on, Eligible Investments. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the relevant party to provide timely written investment directions. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

          (g) The Trustee shall, with respect to each Daily Report (upon which the Trustee may conclusively rely and be fully protected in acting or refraining from acting in such reliance), (A) compare the Collections reported that day by the Collection Agent to the actual Collections deposited to the Trustee's
Account, (B) with respect to the reconciliation of each of the trust accounts, compare the beginning balance as reported by the Collection Agent to the amount on deposit in the trust accounts per the accounting records of the Trustee, (C)
perform each of the account transfers set forth in the Daily Reports as directed by the Collection Agent and (D) examine such Daily Report for indication of the occurrence of the Event of Termination arising under clause (i) of Section 7.01, and if the Trustee determines that such an Event of Termination has occurred, immediately notify the Agents thereof and not deposit any Collections to the
Borrower's Account pursuant to Section 2.04 unless such Daily Report provides first for the funding of the Cure Account in accordance with Section 2.04(b);

                                       99

          (h) The Trustee shall follow the following procedures with respect to each Determination Date Certificate (upon which the Trustee may conclusively rely and be fully protected in acting or refraining from acting in such reliance):

               1. with respect to the reconciliation of each of the trust accounts, compare the beginning and ending balances to the amounts which were on deposit in the trust accounts per the accounting records of the Trustee as of the applicable date; and

               2. examine such Certificate for indication of the occurrence of any Events of Termination arising under clause (h) or (i) of Section
          7.01.

          (i) Notwithstanding any other provision of this Agreement, upon discovery by the Trustee of any material discrepancy between the amounts reported by the Collection Agent and the amounts calculated as provided above, the Trustee shall promptly notify the Collection Agent, the Investor Agents and the Program Agent thereof.

          (j) The permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful default.

          SECTION 12.02. Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 12.01:

          (a) the Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel and, as a condition to taking, suffering or omitting to take any action, may demand an opinion of counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Beneficiaries, unless such Beneficiaries shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (d) subject to Section 12.01(c), the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be

                                       100

     authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

          (g) except as required by Section 12.01, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Transferred Assets for the purpose of establishing the presence or absence of defects, the compliance by the Borrower with its representations and warranties or for any other purpose;

          (h) nothing in this Agreement shall be construed to require the
     Trustee to monitor the performance of the Collection Agent or act as a guarantor of the Collection Agent's performance; and

          (i) whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to the taking or suffering any action to be taken hereunder, the Trustee shall be entitled to receive, and such matter
     (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by, an officer's certificate signed by an authorized officer of the appropriate party delivering same and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          (j) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this
     Agreement of any other Transaction Documents.

          (k) When the Trustee incurs expenses or renders services in connection with a bankruptcy default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

          (l) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Borrower or Collection Agent, except as otherwise set forth herein, but the Trustee may

                                       101

     require of the Borrower or the Collection Agent full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Borrower and the Collection Agent.

          (m) The Borrower, the Investors, the Banks, the Program Agent, the
     Investor Agents, and the Collection Agent (for themselves and any person or entity claiming through them) hereby release, waive, discharge, exculpate and covenant not to sue the Trustee for any action taken or omitted under this Agreement except to the extent caused by the Trustee's gross negligence or willful misconduct.

          (n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (o) Notwithstanding the title or designation of Trustee herein or in any Transaction Document, it is expressly understood and agreed that (a)
     the duties and obligations of the Trustee shall be determined solely by the provisions of this Agreement and no implied covenants and obligations shall be read into this Agreement against the Trustee, (b) the Trustee's duties are only administrative in nature and (c) Trustee shall have no fiduciary duty, express or implied, to any party to this Agreement, the Transaction
     Documents or any Person claiming by, through or under any party to this
     Agreement or any Transaction Document.

          SECTION 12.03. Trustee Not Liable for Recitals in Certificates or
Transferred Assets. The Trustee assumes no responsibility for the correctness of the recitals contained herein. Except as set forth in Section 12.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Receivable, Participated Receivable or Participation Interest or related document. The Trustee shall not be accountable for the use or application of any funds paid or advanced to the Borrower in respect of the Receivables or
Participated Receivables or deposited in or withdrawn in accordance with the provisions of the Transaction Documents from the Collateral Advance Account, any
Deposit Account, any Governmental Entity Receivables Account, the Borrower's
Account, the Trustee's Account, the Cure Account or any other account hereafter established in accordance with the terms of this Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any
Transferred Asset or the perfection and priority of such security interest or the maintenance of any such perfection and priority.

          SECTION 12.04. Trustee May Own Advances. The Trustee in its individual or any other capacity may become the owner or pledgee of an Advance or an interest therein and may otherwise deal, and transact banking business, with the
Collection Agent and the Borrower with the same rights as it would have if it were not the Trustee.

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          SECTION 12.05. Compensation; Trustee's Expenses. (a) The Trustee shall be entitled to receive a monthly Trustee's fee (which fee, to the extent permitted by applicable law, shall not be limited by any provision of law, such fee being the "Trustee's Fee") in respect of each month (or portion thereof)
from the Effective Date until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed upon in writing by the Trustee and the Borrower. The Trustee's Fee shall be payable, first, from
Investor Collections pursuant to, and subject to the priority of payment set forth herein, second, to the extent not paid from Investor Collections, by the
Borrower, and third, to the extent not paid from Investor Collections or by the
Borrower, by the Collection Agent. When the Trustee incurs expenses or renders services in connection with bankruptcy, insolvency, reorganization or similar proceedings affecting any Person, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

          (b) Expenses. The Borrower will pay or reimburse the Trustee upon its request on at least five Business Days' notice providing reasonable detail, and if the Borrower shall fail to do so, the Collection Agent will so pay or reimburse the Trustee (with a right to reimbursement from the Borrower), and if both the Borrower and the Collection Agent shall fail to do so, the Program
Agent will have the right, but not the obligation, to so pay or reimburse the
Trustee (with a right to reimbursement from the Borrower), for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with an Event of
Termination) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Borrower's and Collection
Agent's covenant provided in this Section 12.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

          SECTION 12.06. Eligibility Requirements for Trustee. The Trustee
hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then, for the purpose of this Section 12.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
12.07.

          SECTION 12.07. Resignation or Removal of Trustee. (a) The Trustee may
at any time resign and be discharged from its obligations hereunder by giving 30 days' written notice thereof to the Borrower, the Investor Agents, the Program
Agent and the Collection Agent. Upon receiving such notice of resignation, the
Collection Agent shall promptly appoint a successor trustee acceptable to the
Investor Agents and the Program Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning

                                       103

Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Collection Agent or if at any time the Trustee shall be legally unable to act, or shall be adjudged as bankruptcy or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the
Collection Agent may remove the Trustee and promptly appoint a successor trustee acceptable to the Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) If at any time the Trustee shall fail to perform its obligations under this Agreement, the Agent may remove the Trustee and direct the Collection
Agent to promptly appoint a successor trustee acceptable to the Investor Agents and the Program Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that if all other procedures fail and a successor trustee has not accepted an appointment pursuant to this Section 12.07(c) within
30 days after the Trustee shall have received notice from the Agent of its intention to remove such Trustee, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 12.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 12.08.

          SECTION 12.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the
Transferor, the Collection Agent, the Agent and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expense therefor payable out of the
Trustee's Fee, and by the Transferor and the Collection Agent pursuant to
Section 12.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this
Section 12.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.

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          SECTION 12.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 12.06.

          SECTION 12.10. [Intentionally Omitted].

          SECTION 12.11. [Intentionally Omitted].

          SECTION 12.12. [Intentionally Omitted].

          SECTION 12.13. [Intentionally Omitted].

          SECTION 12.14. Right of Agent to Direct Trustee. The Program Agent
shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee under any
Transaction Document or exercising any trust or power conferred on the Trustee under any Transaction Document; provided, however, that subject to Section
12.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by any Responsible Official of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability.

          SECTION 12.15. Representations and Warranties of Trustee. The Trustee
represents and warrants that:

          (a) the Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

          (b) the Trustee has the full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;
     and

          (c) this Agreement has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors'
     rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity).

          SECTION 12.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in New York, New York an office or agency where notices and demands to or upon the Trustee in respect of this Agreement may be served.
The Trustee initially designates its Corporate Trust Office as such office. The
Trustee will give prompt written notice to the

                                       105

Borrower, the Collection Agent, the Investor Agents and the Program Agent of any
change in the location of its Corporate Trust Office.

                                       106

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

          BORROWER:                 RITE AID FUNDING II

                                    By:
                                        ----------------------------------------
                                        Title:

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

         INVESTORS:        CAFCO, LLC

                           By: Citicorp North America,
                               Inc., as Attorney-in-Fact

                               By:
                                   ---------------------------------------
                                   Vice President

                           JUPITER SECURITIZATION CORPORATION

                           By:
                               -------------------------------------------
                               Title:

                           BLUE RIDGE ASSET FUNDING CORPORATION

                           By: Wachovia Capital Markets, LLC,
                               its Attorney-in-Fact

                               By:
                                   ---------------------------------------
                                   Vice President

         PROGRAM AGENT:    CITICORP NORTH AMERICA, INC.,
                              as Program Agent

                           By:
                               -------------------------------------------
                               Vice President

         BANKS:            CITIBANK, N.A.

                           By:
                               -------------------------------------------
                               Vice President
                               Percentage: 43.75%

               Signature Page to Receivables Financing Agreement
               -------------------------------------------------

         BANKS:            BANK ONE, NA

                           By:
                               -------------------------------------------
                               Title:
                               Percentage: 31.25%

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By:
                               -------------------------------------------
                               Title:
                               Percentage: 25.00%

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

      COLLECTION AGENT:    RITE AID HDQTRS. FUNDING, INC.

                           By:
                               -------------------------------------------
                               Title:

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

      INVESTOR AGENTS:     CITICORP NORTH AMERICA, INC.

                           By:
                               -------------------------------------------
                               Title:

                           BANK ONE, NA

                           By:
                               -------------------------------------------
                               Title:

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By:
                               -------------------------------------------
                               Title:

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

      ORIGINATORS:             RITE AID CORPORATION
                               RITE AID OF CONNECTICUT, INC.
                               RITE AID OF DELAWARE, INC.
                               RITE AID OF GEORGIA, INC.
                               RITE AID OF INDIANA, INC.
                               RITE AID OF KENTUCKY, INC.
                               RITE AID OF MAINE, INC.
                               RITE AID OF MARYLAND, INC.
                               RITE AID OF MICHIGAN, INC.
                               RITE AID OF NEW HAMPSHIRE, INC.
                               RITE AID OF NEW JERSEY, INC.
                               RITE AID OF NEW YORK, INC.
                               RITE AID OF OHIO, INC.
                               RITE AID OF PENNSYLVANIA, INC.
                               RITE AID OF TENNESSEE, INC.
                               RITE AID OF VERMONT, INC.
                               RITE AID OF VIRGINIA, INC.
                               RITE AID OF WASHINGTON, D.C., INC.
                               RITE AID OF WEST VIRGINIA, INC.
                               KEYSTONE CENTERS, INC.
                               THE LANE DRUG COMPANY
                               RITE AID DRUG PALACE, INC.
                               THRIFTY PAYLESS, INC.
                               HARCO, INC.
                               PERRY DRUG STORES, INC.
                               APEX DRUG STORES, INC.
                               PDS-1 MICHIGAN, INC.
                               RDS DETROIT, INC.
                               K & B ALABAMA CORPORATION
                               K & B LOUISIANA CORPORATION
                               K & B MISSISSIPPI CORPORATION
                               K & B TENNESSEE CORPORATION

                           By:
                               -------------------------------------------
                               Title:

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

         TRUSTEE:          JPMORGAN CHASE BANK

                           By:
                               -------------------------------------------
                               Name:  Daniel C. Brown, Jr
                               Title: Vice President

                Signature Page to Receivables Financing Agreement
                -------------------------------------------------

                                   SCHEDULE II

                          CREDIT AND COLLECTION POLICY

                              RITE AID CORPORATION
                    THIRD PARTY CREDIT AND COLLECTION POLICY
                                 September 2004

CREDIT POLICY

It is our credit policy to only conduct business with Payors of acceptable credit risk.

The Managed Care Department is our relationship leader with the PBMs, insurers and government agencies (collectively referred to as Payors). The activities of the Managed Care Department are many but include initially assessing the credit worthiness of the Payors and monitoring activities and developments related to the credit worthiness of the Payors. The Managed Care Department makes the final decision regarding credit worthiness of a Payor. For specific, very significant
Payor opportunities, the Managed Care Department will make a recommendation to and obtain the approval of the Executive Committee regarding the credit worthiness of a Payor.

The Third Party Administration and Third Party Finance departments support the efforts of the Managed Care Department and are also responsible for supporting this credit policy.

The majority of our largest Payor contracts have the Payor as Obligor to us. For such entities, we initially rely on their reputation and financial condition in assessing credit worthiness. For those contracts with Payors as
Agent/Administrator, the clients of the Payor are the Obligor to us. We also initially assess the reputation and financial condition of the
Agent/Administrator but we rely on the Payor to assess the credit worthiness of the clients of the Payor who are the Obligor to us.

For the contracts with Payors as Agent/Administrator there is a distinction between recent and certain legacy contracts. For recent contracts with a
Agent/Administrator Payor, we attempt to include language to mitigate exposure to non-payment by Payor clients whereby the Payor plays an active role in minimizing the credit risk.

The majority of our largest Payor contracts are with publicly traded companies,
e.g., MEDCO, Caremark PCS, Express Scripts, Wellpoint, Anthem, Aetna, Cigna,
Prescription Solutions, aka Pacificare. These companies have publicly available financial information which we reference in determining credit worthiness.
Another large group of Payor contracts are with large insurance companies (e.g.,
Aetna, Cigna) and Blue Cross/ Blue Shield companies (e.g., Michigan, Alabama)
who are subject to state regulatory requirements and oversight regarding their financial condition. The Blue Cross/Blue Shield Association are also subject to the capital requirements for maintenance of their BCBS licensure status. We rely on the regulatory requirements and

                                      II-1

oversight efforts as a basis for credit worthiness of the insurance companies and Blue Cross/Blue Shield companies.

On an on-going basis, there are no further credit worthiness assessments unless the Payor does not comply with our collection policy or we become aware of information that raises concern about credit worthiness.

COLLECTION POLICY

It is our collection policy to only conduct business with Payors that meet the agreed-to payment terms.

The Third Party Finance Department closely monitors payment practices. The
Managed Care Department is notified by Third Party Finance of increases in Days
Sales Outstanding or any aberrant payment patterns with Payors. Most Payors are on a biweekly payment cycle and timing issues are identified immediately. In addition, receivable amounts are aged from date of service and past due amounts are readily identified. The Managed Care Department takes immediate action to address issues with the Payor to understand and correct the situation and either arranges for current payment or instructs Third Party Administration to disable claims processing for the Payor.

Once an account balance is deemed to be uncollectible, it is written off in accordance with our accounting policies and procedures.

                                      II-2

                                  SCHEDULE III

                                    Addresses

Borrower:           Rite Aid Funding II
                    30 Hunter Lane
                    Camp Hill, Pennsylvania  17011
                    Attention:  Robert Sari
                    Facsimile No. (717) 760-7867

Investors:          CAFCO, LLC
                    450 Mamaroneck Avenue
                    Harrison, N.Y.  10528
                    Attention:  Global Securitization
                    Facsimile No.:  (914) 899-7890

                    Jupiter Securitization Corporation
                    c/o Bank One, NA (Main Office Chicago)
                    Mail Code IL1-0079
                    1 Bank One Plaza
                    Chicago, IL 60670
                    Attention: Jupiter Conduit Administrator
                    Facsimile No.:  (312) 732-1844

                    Blue Ridge Asset Funding Corporation
                    Address:  c/o Wachovia Capital Markets, LLC
                    301 S. College St.,
                    FLR TRW 10 NC0610
                    Charlotte, NC  28288-0610
                    Attention:  Douglas R. Wilson, Sr.
                    Facsimile No.:  (704) 383-9579

Program Agent:      Citicorp North America, Inc., as Program Agent
                    450 Mamaroneck Avenue
                    Harrison, N.Y.  10528
                    Attention:  Global Securitization
                    Facsimile No.:  (914) 899-7890

Banks:              Citibank, N.A.
                    450 Mamaroneck Avenue
                    Harrison, N.Y.  10528
                    Attention:  Global Securitization
                    Facsimile No.: (914) 899-7890

                                      III-1

                    Bank One, NA
                    Main Office Chicago
                    Mail Code IL1-1729
                    1 Bank One Plaza
                    Chicago, IL 60670
                    Attention: William Hendricks
                    Facsimile No.:  (312) 732-3600
                    Wachovia Bank, National Association,
                    Address: 191 Peachtree Street, N.E.
                    Mail Code GA-8088, 22nd Floor
                    Atlanta, GA  30303
                    Attention:  Eero Maki
                    Facsimile No.:  (404) 332-5152

Collection Agent:   Rite Aid Hdqtrs. Funding, Inc.
                    30 Hunter Lane
                    Camp Hill, Pennsylvania  17011
                    Attention:  Robert Sari
                    Facsimile No. (717) 760-7867

Investor Agents:    Citicorp North America, Inc.,
                    as Investor Agent
                    450 Mamaroneck Avenue
                    Harrison, NY  10528
                    Attention:  Global Securitization
                    Facsimile No.:  (914) 899-7890

                    Bank One, NA, as Investor Agent
                    Main Office Chicago
                    Mail Code IL1-1729
                    1 Bank One Plaza
                    Chicago, IL 60670
                    Attention: William Hendricks
                    Facsimile No.:  (312) 732-3600

                    Wachovia Bank, National Association,
                    as Investor Agent
                    Address: 191 Peachtree Street, N.E.
                    Mail Code GA-8088, 22nd Floor
                    Atlanta, GA  30303
                    Attention:  Eero Maki
                    Facsimile No.:  (404) 332-5152

                                      III-2

Originators:        Rite Aid Corporation, a Delaware corporation
                    Rite Aid of Connecticut, Inc., a Connecticut corporation
                    Rite Aid of Delaware, Inc., a Delaware corporation
                    Rite Aid of Georgia, Inc., a Georgia corporation
                    Rite Aid of Indiana, Inc., an Indiana corporation
                    Rite Aid of Kentucky, Inc., a Kentucky corporation
                    Rite Aid of Maine, Inc., a Maine corporation
                    Rite Aid of Maryland, Inc., a Maryland corporation
                    Rite Aid of Michigan, Inc., a Michigan corporation
                    Rite Aid of New Hampshire, Inc., a New Hampshire corporation
                    Rite Aid of New Jersey, Inc., a New Jersey corporation
                    Rite Aid of New York, Inc., a New York corporation
                    Rite Aid of Ohio, Inc., an Ohio corporation
                    Rite Aid of Pennsylvania, Inc., a Pennsylvania corporation
                    Rite Aid of Tennessee, Inc., a Tennessee corporation
                    Rite Aid of Vermont, Inc., a Vermont corporation
                    Rite Aid of Virginia, Inc., a Virginia corporation
                    Rite Aid of Washington, D.C., Inc., a District of Columbia
                       corporation
                    Rite Aid of West Virginia, Inc., a West Virginia corporation
                    Keystone Centers, Inc., a Pennsylvania corporation
                    The Lane Drug Company, an Ohio corporation
                    Rite Aid Drug Palace, Inc., a Delaware corporation
                    Thrifty PayLess, Inc., a California corporation
                    Harco, Inc., an Alabama corporation
                    Perry Drug Stores, Inc., a Michigan corporation
                    Apex Drug Stores, Inc., a Michigan corporation
                    PDS-1 Michigan, Inc., a Michigan corporation
                    RDS Detroit, Inc., a Michigan corporation
                    K & B Alabama Corporation, an Alabama corporation
                    K & B Louisiana Corporation, a Louisiana corporation
                    K & B Mississippi Corporation, a Mississippi corporation
                    K & B Tennessee Corporation, a Tennessee corporation

                    30 Hunter Lane
                    Camp Hill, Pennsylvania  17011
                    Attention:  Robert Sari
                    Facsimile No. (717) 760-7867

Trustee:            JPMorgan Chase Bank
                    4 New York Plaza, 6th Fl
                    New York, NY  10004
                    Attention:  Daniel C. Brown, VP
                    Alexander C. Ross

                                      III-3

                                   SCHEDULE IV

                                     MONTHS

                                Fiscal Year 2004
                                ----------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------

1               3/2/2003               3/29/2003               4

2               3/30/2003              4/26/2003               4

3               4/27/2003              5/31/2003               5

4               6/1/2003               6/28/2003               4

5               6/29/2003              7/26/2003               4

6               7/27/2003              8/30/2003               5

7               8/31/2003              9/27/2003               4

8               9/28/2003              10/25/2003              4

9               10/26/2003             11/29/2003              5

10              11/30/2003             12/27/2003              4

11              12/28/2003             1/24/2004               4

12              1/25/2004              2/28/2004               5

                                      IV-1

                                   SCHEDULE IV

                                     MONTHS

                          Fiscal Year 2005 (leap year)
                          ----------------------------

Period            Start                  End                  # of Wks
------            -----                  ---                  --------

1                 2/29/2004              3/27/2004            4

2                 3/28/2004              4/24/2004            4

3                 4/25/2004              5/29/2004            5

4                 5/30/2004              6/26/2004            4

5                 6/27/2004              7/24/2004            4

6                 7/25/2004              8/28/2004            5

7                 8/29/2004              9/25/2004            4

8                 9/26/2004              10/23/2004           4

9                 10/24/2004             11/27/2004           5

10                11/28/2004             12/25/2004           4

11                12/26/2004             1/22/2005            4

12                1/23/2005              2/26/2005            5

                                      IV-2

                                   SCHEDULE IV

                                     MONTHS

                           Fiscal Year 2006 (53 weeks)
                           ---------------------------

Period           Start                   End                    # of Wks
------           -----                   ---                    --------

1                2/27/2005               3/26/2005              4

2                3/27/2005               4/23/2005              4

3                4/24/2005               5/28/2005              5

4                5/29/2005               6/25/2005              4

5                6/26/2005               7/23/2005              4

6                7/24/2005               8/27/2005              5

7                8/28/2005               9/24/2005              4

8                9/25/2005               10/22/2005             4

9                10/23/2005              11/26/2005             5

10               11/27/2005              12/31/2005             5

11               1/1/2006                1/28/2006              4

12               1/29/2006               3/4/2006               5

                                      IV-3

                                   SCHEDULE IV

                                     MONTHS

                                Fiscal Year 2007
                                ----------------

Period           Start                  End                    # of Wks
------           -----                  ---                    --------

1                3/5/2006               4/1/2006               4

2                4/2/2006               4/29/2006              4

3                4/30/2006              6/3/2006               5

4                6/4/2006               7/1/2006               4

5                7/2/2006               7/29/2006              4

6                7/30/2006              9/2/2006               5

7                9/3/2006               9/30/2006              4

8                10/1/2006              10/28/2006             4

9                10/29/2006             12/2/2006              5

10               12/3/2006              12/30/2006             4

11               12/31/2006             1/27/2007              4

12               1/28/2007              3/3/2007               5

                                      IV-4

                                   SCHEDULE IV

                                     MONTHS

                          Fiscal Year 2008 (leap year)
                          ----------------------------

Period               Start               End                    # of Wks
------               -----               ---                    --------

1                    3/4/2007            3/31/2007              4

2                    4/1/2007            4/28/2007              4

3                    4/29/2007           6/2/2007               5

4                    6/3/2007            6/30/2007              4

5                    7/1/2007            7/28/2007              4

6                    7/29/2007           9/1/2007               5

7                    9/2/2007            9/29/2007              4

8                    9/30/2007           10/27/2007             4

9                    10/28/2007          12/1/2007              5

10                   12/2/2007           12/29/2007             4

11                   12/30/2007          1/26/2008              4

12                   1/27/2008           3/1/2008               5

                                      IV-5

                                   SCHEDULE IV

                                     MONTHS

                                Fiscal Year 2009
                                ----------------

Period             Start               End                   # of Wks
------             -----               ---                   --------

1                  3/2/2008            3/29/2008             4

2                  3/30/2008           4/26/2008             4

3                  4/27/2008           5/31/2008             5

4                  6/1/2008            6/28/2008             4

5                  6/29/2008           7/26/2008             4

6                  7/27/2008           8/30/2008             5

7                  8/31/2008           9/27/2008             4

8                  9/28/2008           10/25/2008            4

9                  10/26/2008          11/29/2008            5

10                 11/30/2008          12/27/2008            4

11                 12/28/2008          1/24/2009             4

12                 1/25/2009           2/28/2009             5

                                      IV-6

                                   SCHEDULE V

                               MATERIAL LITIGATION

I.   INVESTIGATIONS AND LITIGATION MATTERS.

     1.   US Attorney Eastern District PA investigation regarding PBM matters.
          Investigation pending.

     2.   There are currently pending federal governmental investigations, both civil and criminal, by the United States Attorney, involving various matters related to prior management's business practices. We are cooperating fully with the United States Attorney. We have begun settlement discussions with the United States Attorney for the Middle
          District of Pennsylvania. The United States Attorney has proposed that the government would not institute any criminal proceeding against us if we enter into a consent judgment providing for a civil penalty payable over a period of years. The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material adverse effect on our financial condition and results of operations. We have recorded an accrual of $20.0 million in fiscal year 2003 in connection with the resolution for these matters;
          however, we may incur charges in excess of that amount and we are unable to estimate the possible range of loss. We will continue to evaluate our estimate and to the extent that additional information arises or our strategy changes, we will adjust our accrual accordingly.

     These investigations and settlement discussions are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain licenses and government contracts such as Medicaid plan reimbursement agreements that are material to our operations may be revoked, which would have a material adverse effect on our results of operations, financial condition or cash flows. In addition, substantial penalties, damages or other monetary remedies assessed against us, including a settlement, could also have a material adverse effect on our results of operations, financial condition or cash flows.

II.  OTHER LITIGATION MATTERS

     We, together with a significant number of major U.S. retailers, have been sued by the Lemelson Foundation in a complaint which alleges that portions of the technology included in our point-of-sale system infringe upon a patent held by the plaintiffs. The amount of damages sought is unspecified and may be material. We cannot predict the outcome of this litigation or whether it could result in a material adverse effect on our results of operations, financial conditions or cash flows (Lemelson Medical, Education & Research Foundation
Limited

                                       V-1

Partnership v. Rite Aid Corporation et al.; Case CIV00-0660 PHX RCB, U.S.
District Court, District of Arizona).

     We are subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of our management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our financial condition, results of operations or cash flows if decided adversely.

                                       V-2

                                  SCHEDULE VIII

                          SPECIAL CONCENTRATION LIMITS

NAME OF OBLIGOR              MAXIMUM PERCENTAGE                MAXIMUM AMOUNT

 Medco (PAID)             100 % of Loss Percentage              $ 92,000,000

Express Scripts           100% of Loss Percentage               $ 92,000,000

   Caremark               100% of Loss Percentage               $ 92,000,000

New York State             40% of Loss Percentage               $ 37,000,000

                                     VIII-1

                                     ANNEX D

                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                            Dated __________ __, 200_

          Reference is made to the Receivables Financing Agreement, dated as of
September 21, 2004, as amended to date (the "Agreement"), among RITE AID FUNDING
II, as the Borrower, CAFCO, LLC and JUPITER SECURITIZATION CORPORATION and BLUE
RIDGE ASSET FUNDING CORPORATION, as the Investors, CITIBANK, N.A., as a Bank,
BANK ONE, NA, as a Bank and an Investor Agent, WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Bank and an Investor Agent, CITICORP NORTH AMERICA, INC., a
Delaware corporation ("CNAI"), as program agent (the "Program Agent") for the
Investors and the Banks and as an Investor Agent, RITE AID HDQTRS. FUNDING,
INC., a Delaware corporation, as Collection Agent each of the Originators named therein, and JPMORGAN CHASE BANK, as Trustee. Terms defined in the Agreement are used herein with the same meaning.

          _________________ (the "Assignor"), ________________ (the "Assignee")
and ______________, in its capacity as Investor Agent for the Group which includes the Assignor and the Assignee (the "Group Investor Agent"), agree as follows:

          1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the
Assignor, an interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof equal to the percentage (the
"Percentage") interest specified on the signature page hereto of all outstanding rights and obligations of all Banks under the Agreement [and all of the
Assignor's rights and obligations as the Group Investor Agent under the
Agreement]. After giving effect to such sale and assignment, the Assignee will be a Related Bank for [Name of Investor] and the Assignee's Bank Commitment and
the amount of the Principal of the Advances owned by the Assignee will be as set forth in Section 2 of the signature page hereto. [As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the
Assignor on the Effective Date (as hereinafter defined) in immediately available funds an amount equal to $_________, representing the purchase price payable by the Assignee for the Advances sold and assigned to the Assignee under this
Section 1.](1)

          2. Representations and Disclaimers of Assignor. The Assignor

          i. represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

---------------
(1)  Include bracketed text if Assignor holds a portion of Advances on the
     Effective Date.

                                       D-1

          ii. makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; and

          iii. makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Originators, the Collection Agent, the Parent or Cayman SPE I or the performance or observance by the Borrower, the Originators, the Collection Agent, the
     Parent or Cayman SPE I of any of their obligations under the Agreement or any other instrument or document furnished pursuant thereto.

          3. Representations and Agreements of Assignee. The Assignee

          i. confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to
     Section 5.01(k) of the Agreement and Section 6(c) of each of the Parent
     Undertakings and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
     Assignment and Acceptance Agreement;

          ii. agrees that it will, independently and without reliance upon the
     Program Agent, any Investor Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

          iii. appoints and authorizes the Program Agent [and the Group Investor
     Agent] to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Transaction Documents as are delegated to the Program Agent [and the Group Investor Agent,
     respectively,] by the terms thereof, together with such powers as are reasonably incidental thereto;

          iv. agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and this Assignment and
     Acceptance Agreement are required to be performed by it as a Bank [and as an Investor Agent];

          v. specifies as its address for notices the office set forth beneath its name on the signature pages hereof;

          vi. represents that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by the Assignee pursuant to its corporate powers and constitutes the legal, valid and binding obligation of the Assignee; and

          vii. if the Assignee is organized under the laws of a jurisdiction outside the United States, (A) attaches the forms prescribed by the
     Internal Revenue Service of the United States certifying as to the
     Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made

                                       D-2

     to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty, and (B) agrees to provide the
     Program Agent and the Group Investor Agent (to the extent permitted by applicable law) with similar forms for each subsequent tax year of the
     Assignee in which payments are to be made to the Assignee under the
     Agreement.

          4. Effectiveness of Assignment. a. Following the execution of this
Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Group Investor Agent for acceptance and recording by the Group Investor
Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Group Investor Agent, unless otherwise specified in
Section 3 of the signature page hereto (the "Effective Date"). Upon such acceptance and recording by the Group Investor Agent, the Group Investor Agent
shall deliver a fully executed counterpart of this Assignment and Acceptance
Agreement to the Program Agent.

          b. Upon such acceptance and recording by the Group Investor Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Bank thereunder and hereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Agreement.

          c. Upon such acceptance and recording by the Group Investor Agent, from and after the Effective Date, the Group Investor Agent, the Borrower or the
Collection Agent, as the case may be, shall make all payments under the
Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Principal, Yield and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

          5. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on the signature page hereto.

                [Remainder of this page intentionally left blank]

                                       D-3

                                 Signature Page
           to Rite Aid Funding II Assignment and Acceptance Agreement
                           Dated __________ ____, 20__

Section 1.
----------

         Percentage:                                     ______%

Section 2.
----------

         Assignee's Bank Commitment:                    $______
         Aggregate Outstanding Principal of
         Advances held by the Assignee:                 $______

Section 3.
----------

         Effective Date:2                                ________ __, 200_

                                            [NAME OF ASSIGNOR]

                                            By:
                                                --------------------------
                                                Title:

                                            [NAME OF ASSIGNEE]

                                            By:
                                                --------------------------
                                                Title:

                                            Address for Notices:

                                            [Insert]

---------------
(2)  This date should be no earlier than the date of acceptance by the Group
     Investor Agent.

                                       D-4

                                Accepted this _____ day of
                                ________ __, 200_

                                                       , as Group Investor Agent
                                -----------------------

                                By:
                                    --------------------------------------
                                    Title:

RECEIPT ACKNOWLEDGED:

CITICORP NORTH AMERICA, INC., as Program Agent

By:
    ----------------------------------------
    Title:

                                       D-5

                                     ANNEX E

                         [Form of Funds Transfer Letter]

                          [Letterhead of the Borrower]

                                                                          [Date]

Citicorp North America, Inc.,
  as Program Agent
450 Mamaroneck Avenue
Harrison, New York  10528

          Re:  Funds Transfers
               ---------------

Gentlemen:

          This letter is the Funds Transfer Letter referred to in Section
2.02(b) of the Receivables Financing Agreement, dated as of September 21, 2004, as modified, amended or restated from time to time (the "RFA"; terms used in the
RFA, unless otherwise defined herein, having the meaning set forth therein)
among the undersigned, the Investors, the Banks, the Investor Agents, you, as
Program Agent for the Investors and the Banks, the Collection Agent and the
Originators.

          You are hereby directed to deposit all funds representing proceeds of
Advances to [Account Number], at [Name, Address and ABA Number of Bank].

          The provisions of this Letter may not be changed or amended orally, but only by a writing in substantially the form of this letter signed by the undersigned and acknowledged by you.

                                                   Very truly yours,

                                                   Rite Aid Funding II

                                                   By:
                                                       -------------------------
                                                       Title:

Receipt acknowledged:
CITICORP NORTH AMERICA, INC.,
    as Program Agent

By:
    -------------------------------
    Vice President

                                       E-1

                                                                         Annex F

                                      NOTE

                                                              New York, New York
$______________                                               September __, 2004

          FOR VALUE RECEIVED, THE UNDERSIGNED, Rite Aid Funding II, a Cayman
Islands exempted company incorporated with limited liability (the "Borrower"), promises to pay to the order of [Name of Group Investor Agent], as Investor
Agent ("Payee") for the benefit of the Investors and Banks in Payee's Group, the principal sum of ______________ ($____________) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto
(and any continuation thereof) and/or in the records of the Investors and the
Banks in the Payee's Group made by Payee's Group pursuant to that certain
Receivables Financing Agreement, dated as of September 21, 2004 (together with all amendments, restatements and other modifications, if any, from time to time thereafter made thereto, the "Receivables Financing Agreement"), among Rite Aid
Funding II, as borrower, Bank One, NA and Wachovia Bank, National Association,
each as an investor agent, Citicorp North America, Inc., as program agent and as an investor agent, the other investors, banks and investor agents party thereto from time to time, Rite Aid Hdqtrs. Funding, Inc., as the collection agent, the parties thereto named as Originators, and JPMorgan Chase Bank., as trustee.

          The Borrower also promises to pay Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full, at the rates per annum and on the dates specified in the Receivables Financing
Agreement.

          Payments of both Principal and Yield are to be made in lawful money of the United States of America in same day or immediately available funds to the
Investor Agent's Account designated by the Payee pursuant to the Receivables
Financing Agreement.

          This Note is a Note referred to in, and evidences indebtedness incurred under, the Receivables Financing Agreement, and the holder hereof is entitled to the benefits of the Receivables Financing Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Receivables Financing Agreement.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                       F-1

          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Note, and the
Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          The Borrower consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 9.02 of the Receivables Financing Agreement.
Nothing in this Note shall affect the right of the Payee or its assignees to serve legal process in any other manner permitted by law.

          To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the
Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note.

          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the
Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the judgment creditor could purchase U.S. Dollars with such other currency at New York, New York on the Business Day preceding that on which final judgment is given.

          The obligation the Borrower in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the
Payee, the Payee may in accordance with normal banking procedures purchase U.S.
Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Payee in U.S. Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the
Payee against such loss.

                                       F-2

          THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY
CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE
LAWS OF ANY OTHER JURISDICTION.

                                               RITE AID FUNDING II

                                               By:
                                                   -----------------------------
                                                   Title:

                                       F-3

================================================================================
Schedule attached to Note Dated September ___, 2004 of Rite Aid Funding II
payable to the order of ______________________________________
--------------------------------------------------------------------------------
        Date of                      Amount of                      Amount of
        Advance                       Advance                       Repayment
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                                       F-4

                                     ANNEX H

                                APPLICABLE MARGIN
                                -----------------

--------------------------------------------------------------------------------
                    Level 1   Level 2   Level 3   Level 4   Level 5    Level 6
--------------------------------------------------------------------------------
Senior Unsecured    BBB-/     BB+/Ba1   BB/Ba2    BB-/Ba3   B+/B1 to   Below B-/
 Rating for the     Baa3 or                                 B-/B3      B3
     Parent         above
--------------------------------------------------------------------------------
Applicable Margin    1.25%     1.50%     1.50%     1.75%     1.75%      1.75%
     (p.a.)
--------------------------------------------------------------------------------

For the purposes of establishing the Applicable Margin hereunder, in the event that (a) the Parent's Senior Unsecured Debt Rating by S&P and Moody's fall within different Levels, the Level corresponding to the lower of the two Senior
Unsecured Debt Ratings shall apply, and (b) a Debt Rating is not available from either or both of S&P and Moody's, then Level 6 shall apply.

Notwithstanding the table above, if the Applicable Margin or equivalent amount payable to the Lenders under the Credit Agreement is increased at any time, then the Applicable Margin payable hereunder shall be increased by a similar amount.

                                       H-1